EXHIBIT 4.2.9

               FORM OF ADMINISTRATION AGREEMENT AMONG THE TRUST,
     THE INDENTURE TRUSTEE AND THE ADMINISTRATOR (STUDENT LOAN SECURITIES)

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                           Administration Agreement

         ADMINISTRATION AGREEMENT dated as of [ ], among [___________________________________] STUDENT LOAN TRUST [ ], a Delaware trust
(the "Issuer"), [GS Mortgage Securities Corp., a Delaware corporation], as administrator (the "Administrator"), and [ ], a [ ] banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H

         WHEREAS the Issuer was formed pursuant to the Trust Agreement dated as of [ ] (the "Trust Agreement") among the Seller, as depositor, [ ], a [ ] corporation (the "Company"), and [ ], as Eligible Lender Trustee (the "Eligible Lender Trustee") and is issuing the Class A-1 Floating Rate Asset-Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset-Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Class B Floating Rate Asset-Backed Subordinate Notes (the "Subordinate Notes" and, together with the Senior Notes, the "Notes") pursuant to the Indenture dated as of [ ] (the "Indenture"), between the Issuer and the Indenture Trustee, (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein); and

         WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes, including the Basic Documents; and

         WHEREAS, pursuant to the Basic Documents, the Issuer and the Eligible Lender Trustee are required to perform certain duties in connection with the Notes and the Collateral therefor pledged pursuant to the Indenture; and

         WHEREAS the Issuer and the Eligible Lender Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer and the Eligible Lender Trustee may from time to time request; and

         WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Representations of the Administrator. The Administrator makes the following representations on which the Issuer, the Eligible Lender Trustee and any Swap Counterparties are deemed to have relied. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Financed Student Loans, as of the applicable Transfer Date in the case of the Prefunded Loans, Serial Loans and the New Loans, as of the relevant date of assignment in the case of any Qualified Substitute Student Loan, as of the date of origination in the case of any Consolidation Loan originated by the Trust during the Revolving Period, and as of the applicable Add-on Consolidation Loan Funding Date in the case of any Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan, but shall survive the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a corporation in good standing under the laws of the State of [ ], with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

         (b) Power and Authority of the Administrator. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

         (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties. The consummation by the Administrator of the transactions contemplated by this Agreement will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Financed Student Loan.

         (e) No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents or the Notes, seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (ii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iii) seeking to affect adversely the federal or State income tax attributes of the Issuer or the Notes.

         (f) All Consents. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

         2. Duties of the Administrator.

         (a) Duties with Respect to the Basic Documents. The Administrator shall perform all its duties as Administrator and the duties of the Issuer under the Basic Documents. In addition, the Administrator shall consult with the Eligible Lender Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Basic Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action is necessary to comply with the Issuer's duties under the Basic Documents. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture, including such of the foregoing as are required with respect to the following matters (references below in this subsection (a) being to sections of the Indenture):

              (i) the duty to cause the Note Registrar to keep the Note Register and to give the Indenture Trustee prompt notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

              (ii) the fixing or causing to be fixed of any specified record date and the timely notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));

              (iii) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

              (iv) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.09);

              (v) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for a transfer of the Subordinate Notes (Section 2.04);

              (vi) the duty to cause the Note Registrar to maintain on behalf of the Issuer an office in the [ ], for registration of transfer or exchange of the Notes (Section 3.02);

              (vii) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

              (viii) the direction to the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.03);

              (ix) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.04);

              (x) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.05);

              (xi) the delivery by the Issuer of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers' Certificate of the Issuer and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

              (xii) the identification to the Indenture Trustee in an Officers' Certificate of the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

              (xiii) the notification of the Indenture Trustee, the Rating Agencies and each Swap Counterparty, if any, of any Servicer Default pursuant to the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

              (xiv) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);

              (xv) the prompt delivery of notice to the Indenture Trustee, the Rating Agencies and any Swap Counterparties of each Event of Default, any Default under Section 5.01(iii) of the Indenture and each default by the Servicer under the Servicing Agreement or by the Seller under the Loan Sale Agreement (Section 3.18);

              (xvi) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate of the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

              (xvii) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

              (xviii) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

              (xix) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

              (xx) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable State agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies and the transmission of such summaries to the Noteholders (Section 7.03);

              (xxi) the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officers' Certificates of the Issuer and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

              (xxii) the preparation of an Issuer Request and Officers' Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.04 and 8.05);

              (xxiii) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders, each Rating Agency and any Swap Counterparties of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

              (xxiv) the preparation of or obtaining of the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.06);

              (xxv) the notification of Noteholders and any Swap
     Counterparties of redemption of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.02);

              (xxvi) the preparation of all Officers' Certificates of the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

              (xxvii) the preparation and delivery of Officers' Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

              (xxviii) the preparation and timely delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

              (xxix) the recording of the Indenture, if applicable (Section 11.15);

              (xxx) the duty to obtain a new servicer as Successor Servicer and to enter into an agreement with such Successor Servicer (Section 3.07(e));

              (xxxi) the notification of the termination of the Servicer and the appointment of a Successor Servicer (Section 3.07(f));

              (xxxii) the duty to cause the Servicer to comply with the Servicing Agreement (Section 3.14); and

              (xxxiii) the delivery of all documents and opinions to be provided by the Issuer under Part 3 of any Swap Agreements, performing all obligations of the Issuer under Part 5(b), 5(i) and Part 5(o) of any Swap Agreements, and providing all notices and consents required by the Issuer under any Swap Agreements.

         The Administrator shall provide to the Eligible Lender Trustee: (i) a list of jurisdictions in which the Issuer is required to be licensed and (ii) any other information necessary for the Eligible Lender Trustee to fulfill its obligations under Section 7.08 of the Trust Agreement.

         (b) Duties With Respect To The Issuer. (i) In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents. In furtherance thereof, the Eligible Lender Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Eligible Lender Trustee and the Issuer for the purpose of executing on behalf of the Eligible Lender Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 9 of this Agreement, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

              (ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Rating Agencies and (if the Seller is not the Administrator) the Seller, an Officers' Certificate of the Administrator containing all the information necessary:

                   (A) to pay the Department any Consolidation Fees due and
            payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments, which Officers' Certificate shall be delivered on the date that is three Business Days prior to the date such fees are to be remitted to the Department;

                   (B) during the Revolving Period to pay the Seller, pursuant to Section 2.02 of the Loan Sale Agreement, on each Transfer Date, the Loan Purchase Amount (or if the Parity Date has occurred, the Purchase Collateral Balance) for Prefunded Loans, New Loans or Serial Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date and, on each Transfer Date after the end of the Revolving Period, the Purchase Collateral Balance for Serial Loans so purchased on such date (but, only to the extent the Purchase Collateral Balance has not been satisfied by the exchange of Serial Loans for Exchanged Student Loans), which Officers' Certificate, in each case, shall be delivered on the Business Day preceding such Transfer Date;

                   (C) to pay the Servicer the Servicing Fee due on each
            Monthly Payment Date pursuant to Section 2(d)(iv)(A), 2(d)(v)(A) and 2(e)(iv)(A) and any Servicing Fee Shortfall due on each Quarterly Payment Date pursuant to Section 2(e)(ii)(b)(v), which Officers' Certificate shall be delivered on the each Determination Date;

                   (D) to make all the distributions required by Sections
            2(d), 2(e), 2(f) and 2(j), for the Monthly Collection Period or Collection Period, as the case may be, preceding the date of such Officers' Certificate, which Officers' Certificate shall be delivered on each Determination Date.

         In addition, prior to each Determination Date immediately preceding a Quarterly Payment Date, the Administrator shall determine, in compliance with its obligation to prepare an Officers' Certificate on such Determination Date pursuant to this Section, the Class A-1 Note Rate, the Class A-2 Note Rate and the Subordinate Note Rate that will be applicable to the Quarterly Payment Date following such Determination Date. In connection therewith, the Administrator shall calculate Three-Month LIBOR, the Class A-1 Note Rate, the Class A-2 Note Rate and the Subordinate Note Rate in accordance with the respective definitions thereof.

              (iii) [Reserved.]

              (iv) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Eligible Lender Trustee set forth in
     Section 5.02 of the Trust Agreement with respect to, among other things, any tax information or accounting report required to be distributed to Note Owners.

              (v) [Reserved.]

              (vi) The Administrator shall perform the duties of the Administrator specified in Sections 10.02 and 10.03 of the Trust Agreement required to be performed in connection with the resignation or removal of the Eligible Lender Trustee and the appointment of a successor Eligible Lender Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents, including those under Sections 6.07 and 6.08 of the Indenture and those under Section 6.07 of the Trust Agreement.

              (vii) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties as soon as practicable after the Administrator has received notice thereof.

              (viii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer or the Noteholders than would be available from unaffiliated parties.

         (c) Establishment and Maintenance of Trust Accounts.

              (i) The Administrator, for the benefit of the Issuer, shall establish and maintain in at the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Collection Account"). The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [ ].

              (ii) The Administrator shall establish and maintain at the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Reserve Account"). The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [ ].

              (iii) The Administrator, for the benefit of the Noteholders and any Swap Counterparties, shall establish and maintain at the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Collateral Reinvestment Account"). The Collateral Reinvestment Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [ ].

              (iv) The Administrator, for the benefit of the Noteholders, if there are funds to be deposited in a prefunding account, shall establish and maintain at the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Prefunding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, on behalf of the Noteholders. The Prefunding Account will initially be established as a segregated trust account in the name of the Indenture Trustee with [ ].

              (v) Funds on deposit in the Collection Account, the Reserve Account, the Prefunding Account and the Collateral Reinvestment Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided, however, that on the Business Day preceding each Monthly Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Monthly Available Funds for each Monthly Payment Date that is not a Quarterly Payment Date, and a portion of the Available Funds for each Quarterly Payment Date. Other than as permitted in writing by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that funds sufficient to pay the Servicing Fee and the Administration Fee (and all other amounts payable on a Quarterly Payment
     Date) will be available in the Collection Account on the Business Day preceding each Monthly Payment Date that is not a Quarterly Payment Date, so that funds on deposit in the Prefunding Account or Collateral Reinvestment Account that are required, in the judgment and at the discretion of the Administrator, to make Additional Fundings during the Revolving Period will be available for such purpose and so that the remaining such funds will be available at the close of business on the Business Day preceding each Quarterly Payment Date.

              (vi) (A) The Indenture Trustee, on behalf of the Noteholders and any Swap Counterparties, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and any Swap Counterparties. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee and any Swap Counterparties in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                   (B) With respect to the Trust Account Property, the
            Indenture Trustee agrees, by its acceptance hereof, that:

                      (1) any Trust Account Property that is held in deposit
               accounts shall be held solely in Eligible Deposit Accounts, subject to the next to the last sentence of clause (vi)(A) above; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                      (2) any Trust Account Property that constitutes Physical
               Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery";

                      (3) any Trust Account Property that is a book-entry
               security held through the Federal Reserve System pursuant to federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of "Delivery"; and

                      (4) any Trust Account Property that is an
               "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery".

                   (C) The Administrator shall have the power, revocable for
            cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Eligible Lender Trustee to carry out their respective duties under the Servicing Agreement and the Trust Agreement, permitting the Indenture Trustee to carry out its duties under the Indenture and withdrawing any amounts deposited in error into such accounts.

              (vii) On each Determination Date, the Administrator shall calculate all amounts required to determine the amounts to be deposited in the Collection Account and the other Trust Accounts and the amounts to be distributed therefrom on the related Monthly Payment Date, Quarterly Payment Date or other dates from which amounts therein are to be distributed.

         (d) Withdrawals from the Collection Account. The Administrator shall instruct the Indenture Trustee in writing (based, in the case of clauses (iv) and (v) below, on the information contained in the servicer's report delivered with respect to the applicable Determination Date pursuant to Section 3.07 of the Servicing Agreement) to make withdrawals from amounts deposited in the Collection Account at the following times and for the following purposes, and the Indenture Trustee shall comply with such instructions:

              (i) from time to time during the Revolving Period, insofar as the Administrator may so instruct on any Business Day therein, to deposit into the Collateral Reinvestment Account all collections in respect of principal of the Financed Student Loans; provided that if the Collateral Reinvestment Account Trigger is triggered with respect to any Monthly Collection Period, the Administrator may only instruct the Indenture Trustee to deposit amounts in the Collateral Reinvestment Account in excess of the amount necessary to pay the Noteholders' Interest Distribution Amount for the next Quarterly Payment Date provided, further, that such amounts shall remain on deposit in the Collection Account until such next succeeding Quarterly Payment Date;

              (ii) from time to time during each Collection Period to pay the Department any Consolidation Fees due and payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments;

              (iii) (A) on each Add-on Consolidation Loan Funding Date after the Revolving Period, to prepay in full any Add-on Consolidation Loan pursuant to Section 6.07 of the Trust Agreement; provided, however, that the amount paid to prepay any Add-on Consolidation Loan on any date since the preceding Quarterly Payment Date shall not exceed the Net Principal Cash Flow Amount for such date minus the aggregate Purchase Collateral Balance remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date after the Revolving Period pursuant to Section 2(d)(iii)(B); and

                   (B) on each Transfer Date after the Revolving Period to pay to the Seller, pursuant to Section 2.02 of the Loan Sale Agreement, the aggregate Purchase Collateral Balance for Serial Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date (but only to the extent such aggregate Purchase Collateral Balance has not been satisfied by the exchange of Serial Loans for Exchanged Student Loans); provided that the amount paid to the Seller for the purchase of Serial Loans on such Transfer Date plus the amount of funds remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date on any Transfer Date after the Revolving Period shall not exceed the Net Principal Cash Flow Amount for such Transfer Date minus the sum of: (i) all amounts paid since the last Quarterly Payment Date pursuant to Section 2(d)(iii)(A) to prepay any Add-on Consolidation Loan not held by the Issuer and
            (ii) all amounts which the Administrator reasonably estimates will be required to prepay Add-on Consolidation Loans pursuant to
            Section 2(d)(iii)(A) during the remainder of the Collection Period; and provided, further, that any Purchase Premium Amounts for Serial Loans purchased after the Revolving Period shall be paid only out of Reserve Account Excess as set forth in Section 2(e)(ii);

              (iv) on each Monthly Payment Date that is not a Quarterly Payment Date, to make the following deposits and distributions to the Persons specified below by 11:00 a.m. (New York time), to the extent of Monthly Available Funds for such Monthly Payment Date in the Collection Account, in the following order of priority:

                   (A) to the Servicer, the Servicing Fee with respect to the preceding calendar month and all unpaid Servicing Fees from prior months; and

                   (B) to the Administrator, from the amount of the Monthly
            Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

              (v) on each Quarterly Payment Date, to make the following deposits and distributions to the Persons or the account specified below by 11:00 a.m. (New York time), to the extent of Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

                   (A) to the Servicer, the Servicing Fee with respect to the preceding calendar month and all unpaid Servicing Fees from prior months;

                   (B) to the Administrator, from the amount of the Available
            Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

                   (C) to the Indenture Trustee for distribution pursuant to
            Section 8.02(c) of the Indenture, in the following order of priority, from the amount of the Available Funds remaining after the application of clauses (A) and (B): (i) the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Trust Swap Payment Amounts, if any, and the remainder of any Termination Payment to the extent that the remainder of such Termination Payment is owed to any Swap Counterparties following a Redemption Event (as defined in any related Swap Agreement) or the Trust is the defaulting party (other than an Event of Default specified in Section 5(a)(i) of any Swap Agreements), pro rata, based on the ratio of each such amount to the total of such amounts; (ii) the Subordinate Noteholders' Interest Distribution Amount; (iii) if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount; and (iv) if the Revolving Period has terminated, the Subordinate Noteholders' Principal Distribution Amount, each with respect to such Quarterly Payment Date; and

                   (D) to the Reserve Account, the amount of Available Funds
            remaining after the application of clauses (A) through (C).

         Except in the case of amounts deposited into the Reserve Account pursuant to clause (d)(v)(D) of this Section 2, amounts properly calculated, reported and withdrawn from the Collection Account and properly distributed pursuant to this Section 2(d) in accordance with the terms hereof shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Persons to whom such amounts are distributed shall in no event be required to refund any such distributed amounts.

         (e) Reserve Account. (i) The Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account as required by Section 2.01(b) of the Loan Sale Agreement. The Administrator may, but is not obligated to, deposit amounts from time to time into the Reserve Account.

              (ii) With respect to any amount in the Reserve Account on any Quarterly Payment Date (after giving effect to all deposits thereto on such Quarterly Payment Date and to all withdrawals therefrom necessary to make the distributions required to be made from the Available Funds on such Quarterly Payment Date) in excess of the Specified Reserve Account Balance for such Quarterly Payment Date (the "Reserve Account Excess"), the Administrator shall instruct the Indenture Trustee to apply such Reserve Account Excess as follows: (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, that if such date is on or after the Parity Date, to the extent that such funds represent payments of interest or Trust Swap Receipt Amounts with respect to the Financed Student Loans, such funds shall be applied in the amounts and the order of priority set forth in clauses (b)(v) through
     (vii) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated): (i) to pay to the Seller any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Issuer after the end of the Revolving Period but prior to the end of the related Collection Period; (ii) if such Quarterly Payment Date is on or prior to the Parity Date (after application of all other amounts paid to the Noteholders on such Quarterly Payment Date, including the application of funds in the Collateral Reinvestment Account), to pay to the Indenture Trustee for distribution to Noteholders pursuant to Section 8.02(d) of the Indenture an amount equal to the lesser of: (x) the remaining amount of such excess and (y) the amount by which the aggregate principal amount of the Notes, after giving effect to all other distributions in respect of principal of the Notes on such Quarterly Payment Date, exceeds the Pool Balance as of the close of business on the last day of the related Collection Period; (iii) if such Quarterly Payment Date is after the [ ], to pay the Indenture Trustee for distribution to Noteholders pursuant to Section 8.02(d) of the Indenture the remaining amount of such excess until the aggregate principal amount of the Notes has been reduced to zero; (iv) Reserved; (v) to pay to the Servicer, out of the remaining amount of such excess, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; (vi) to pay to the Seller, out of the remaining amount of such excess, any unpaid Purchase Premium Amounts for any Serial Loans or New Loans purchased during the Revolving Period but after the Parity Date (or at any time during the Collection Period during which the Parity Date occurs) and prior to the end of the related Collection Period; (vii) to any Swap Counterparties, all Termination Payments due under any Swap Agreements to the extent that any related Swap Counterparty is the Defaulting Party (as such term is defined in any related Swap Agreement), the Trust is the defaulting party under Section 5(a)(i) of any related Swap Agreement or a Termination Event (other than an Additional Termination Event (as defined in any Swap Agreements) in respect of a Redemption Event (as defined in any Swap Agreements)) shall have occurred; and (viii) any remaining amount of such excess, after application of clauses (i) through (vii) above will be released to the Seller; provided, however, that if and to the extent that: (A) the amount of the Servicer's unpaid repurchase obligation pursuant to Section 3.05 of the Servicing Agreement exceeds [ ] as of the last day of the preceding Collection Period (and such Servicer has not been replaced by a Successor Servicer), or (B) the Department fails by the last day of such preceding Collection Period to satisfy its obligations to reimburse or replace a Federal Guarantor pursuant to the Higher Education Act, then any Reserve Fund Excess remaining on such Quarterly Payment Date for distribution to the Company pursuant to the clause (vi) above shall not be so distributed and shall be retained in the Reserve Account for application in accordance with this Agreement. Amounts properly calculated, reported and distributed pursuant to this Section 2(e)(ii) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Seller and the Company shall in no event thereafter be required to refund any such distributed amounts.

              (iii) Following the payment in full of the aggregate outstanding principal amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to Noteholders, the Seller, the Servicer or the Administrator and the termination of the Trust (including any Servicing Fee Shortfall and any unpaid Servicing Fee Shortfalls and unpaid Purchase Premium Amounts), any amount remaining on deposit in the Reserve Account shall be distributed to the Company. The Company shall in no event be required to refund any amounts properly calculated, reported and distributed pursuant to this Section 2(e)(iii).

              (iv) (A) In the event that the Servicing Fee for any Monthly Payment Date exceeds the amount distributed to the Servicer pursuant to Sections 2(d)(iv)(A) or 2(d)(v)(A) and Section 2(k)(ii)(A) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on each Monthly Payment Date an amount equal to such excess and to distribute such amount to the Servicer.

                   (B) In the event that the Administration Fee for any
            Monthly Payment Date exceeds the amount distributed to the Administrator pursuant to Sections 2(d)(iv)(B) or 2(d)(v)(B) and
            Section 2(k)(ii)(B) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Monthly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (iv)(A) above, and to distribute such amount to the Administrator.

                   (C) For any Quarterly Payment Date, in the event that the
            Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Trust Swap Payment Amounts, if any, the remainder of any Termination Payment to any Swap Counterparties to the extent that the Trust is the defaulting party (other than an Event of Default specified in Section 5(a)(i) of any related Swap Agreement), the Subordinate Noteholders' Interest Distribution Amount, the Class A Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, each for such Quarterly Payment Date, exceed the sum of the amount distributed to the Indenture Trustee for distribution to the Noteholders and any related Swap Counterparty pursuant to Section 2(d)(v)(C) and Section 2(k)(ii)(C) on such Quarterly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Quarterly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (iv)(A) and (iv)(B) above, and to distribute such amount as required by Section 2(d)(v)(C) on such Quarterly Payment Date.

         (f) Collateral Reinvestment Account. (i) During the Revolving Period, to the extent no funds remain on deposit in the Prefunding Account, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Collateral Reinvestment Account, in each case to the extent of the funds on deposit therein: (A) on each Transfer Date, an amount equal to the Loan Purchase Amount for the Serial Loans and New Loans transferred to the Eligible Lender Trustee on behalf of the Issuer on such Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02 of the Loan Sale Agreement with respect to such transfer, (B) when and as requested by the Eligible Lender Trustee, in order to facilitate its origination of Consolidation Loans, to transfer to the order of the Eligible Lender Trustee an amount, sufficient to prepay in full any Student Loan that is to be consolidated through such origination with one or more Financed Student Loans, (C) when and as requested by the Eligible Lender Trustee, in order to facilitate its funding of the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a Consolidation Loan, an amount sufficient to prepay in full such Add-on Consolidation Loan, (D) on each Determination Date, to deposit into the Collection Account an amount equal to the Capitalized Interest Amount for the Student Loan Rate Accrual Period with respect to the related Monthly Payment Date and (E) on any Determination Date and in such amounts as the Administrator may direct, for deposit to the Collection Account for the purposes of increasing the Monthly Available Funds or the Available Funds, as the case may be.

              (ii) On the Quarterly Payment Date on or next occurring after the termination of the Revolving Period, the Administrator shall instruct the Indenture Trustee to withdraw from the Collateral Reinvestment Account on such Quarterly Payment Date an amount equal to the entire remaining amount on deposit in such account and to distribute such amount pursuant to Section 8.02(e) of the Indenture.

         (g) Statements To Noteholders. (i) On each Determination Date preceding a Quarterly Payment Date, the Administrator shall provide to the Indenture Trustee and any Swap Counterparties (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Quarterly Payment Date to each Noteholder of record a statement substantially in the form of Exhibit B setting forth at least the following information as to the
Notes:

                      (A) the amount of such distribution allocable to
                 principal of the Notes, the amount thereof distributable as principal of the Class A-1 Notes, the Class A-2 Notes and the Subordinate Notes, and the amount thereof attributable to the Principal Distribution Amount and the amount thereof attributable to Reserve Account Excess;

                      (B) the amount of the distribution allocable on such
                 Quarterly Payment Date to interest on the Class A-1 Notes;

                      (C) the amount of the distribution allocable on such
                 Quarterly Payment Date to interest on the Class A-2 Notes;

                      (D) the amount of the distribution allocable on such
                 Quarterly Payment Date to interest on the Subordinate Notes;

                      (E) [Reserved];

                      (F) the Pool Balance as of the close of business on the
                 last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (A) above;

                      (G) the aggregate outstanding principal amount of the
                 Class A-1 Notes, the Class A-2 Notes, the Subordinate Notes, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor and the Subordinate Note Pool Factor as of such Quarterly Payment Date, after giving effect to payments allocated to principal reported under clause (A) above;

                      (H) the Note Rate applicable with respect to each
                 distribution referred to in clauses (B), (C) and (D) above;

                      (I) the amount of the Servicing Fee paid to the Servicer
                 on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date including a breakdown of the components of the Servicing Fee attributable to each of the items specified in clauses II(i) through (ix) of Section 3.06 of the Servicing Agreement and the amount of any Servicing Fee Shortfall for such Quarterly Payment Date and for each Monthly Payment Date following the immediately preceding Quarterly Payment Date;

                      (J) the amount of the Administration Fee paid to the
                 Administrator on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date;

                      (K) the Trust Swap Payment Amount paid to any Swap
                 Counterparties on such Quarterly Payment Date, the amount of any Net Trust Swap Payment Carryover Shortfall for such Quarterly Payment Date, the Trust Swap Receipt Amounts, if any paid to the Trust on such Quarterly Payment Date and the amount of any Net Trust Swap Receipt Carryover Shortfall for such Quarterly Payment Date;

                      (L) [Reserved];

                      (M) the amount of the aggregate Realized Losses, if any,
                 for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                      (N) the balance of the Reserve Account on such Quarterly
                 Payment Date, after giving effect to changes therein on such Quarterly Payment Date and indicating whether on such Quarterly Payment Date or any Monthly Payment Date since the preceding Quarterly Payment Date any withdrawal was made therefrom pursuant to Section 2(e)(iv), the amount of each such withdrawal and the purpose(s) pursuant to Section 2(e)(iv) for each such withdrawal;

                      (O) For Quarterly Payment Dates during the Revolving
                 Period, the amount on deposit in the Prefunding Account and indicating whether on such Quarterly Payment Date or any Monthly Payment Date since the preceding Quarterly Payment Date any withdrawal was made therefrom pursuant to Section 2(k)(ii), the amount of each such withdrawal and the purposes pursuant to Section 2(k)(ii) for each such withdrawal;

                      (P) for Quarterly Payment Dates during the Revolving
                 Period, the amount deposited into the Collateral Reinvestment Account during the related Collection Period and on the immediately preceding Quarterly Payment Date, and the amount on deposit therein after giving effect to changes therein on such Quarterly Payment Date;

                      (Q) for the Quarterly Payment Date on or immediately
                 following the end of the Revolving Period: (1) the amount remaining on deposit in the Collateral Reinvestment Account that has not been used to make Additional Fundings and (2) the amount remaining in the Prefunding Account;

                      (R) (i) the principal balance and number of
                 Consolidation Loans originated on behalf of the Issuer during the related Collection Period, (ii) the principal balance and number of Add-on Consolidation Loans the principal balances of which have been added to the Trust during the related Collection Period and (iii) the amount withdrawn from the Collateral Reinvestment Account to prepay Student Loans not held by the Issuer that were consolidated through such origination (or addition, in the case of Add-on Consolidation Loans) with one or more Financed Student Loans during such Collection Period;

                      (S) the principal balance and number of Serial Loans
                 conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amounts thereof and the portion thereof attributable to Purchase Premium Amounts;

                      (T) for Quarterly Payment Dates during the Revolving
                 Period, the principal balance and number of New Loans conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amounts thereof and the portion thereof attributable to Purchase Premium Amounts; and

                      (U) the number and principal balance of Financed Student
                 Loans, as of the end of the related Collection Period, that are In-School, Grace, Repayment, Deferral, Forbearance or Consolidation Loans as of the end of the related Collection Period, and a breakdown by number and principal balance of Financed Student Loans, by school type, interest rate and loan program.

         Each amount set forth pursuant to clauses (A), (B), (C), (D) and (E) above shall be expressed as a dollar amount per [ ] of original principal amount of a Note. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

         (h) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee and any Swap Counterparties of the proposed action and the Eligible Lender Trustee shall have consented to it. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

              (i) the amendment of or any supplement to the Indenture;

              (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Financed Student Loans);

              (iii) the amendment, change or modification of the Basic
     Documents;

              (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

              (v) the removal of the Indenture Trustee.

         (i) Incentive Loans and Incentive Interest Deposits. The Administrator may terminate or change the terms of any Incentive Program with respect to a Financed Student Loan in accordance with the terms of such program, provided such termination or change is not prohibited by the Higher Education Act, upon notice to the Eligible Lender Trustee and the Indenture Trustee. Until the effective date of any termination, the Administrator shall be required to deposit into the Collection Account the Incentive Interest Deposit with respect to such Incentive Financed Student Loan as provided below. In the event that the Administrator fails to make such deposit, the terms of such Incentive Program shall be such that the Borrower shall be obligated to make such payment and such Incentive Program shall terminate as to the related loan.

         The Administrator shall deposit or cause to be deposited into the Collection Account no later than the Determination Date succeeding each Monthly Collection Period and Collection Period the aggregate Incentive Interest Deposits with respect to Incentive Financed Student Loans in the Trust as of the last day of such Monthly Collection Period and Collection Period. Such deposits shall be considered deposits in respect of interest on such Incentive Financed Student Loans for all purposes of the Basic Documents and shall be deemed to have been deposited into the Collection Account for all such purposes as of such last date of such Monthly Collection Period.

         (j) The Administrator may, from time to time, direct the Trust to enter into Swap Agreements or amendments to Swap Agreements substantially in the form of Exhibit C provided that: (i) the Rating Agency Swap Condition is satisfied with respect to such Swap Agreement and (ii) after entering into such Swap Agreement or amendment to such Swap Agreement, the notional amount of all of Swap Agreements to which the Trust is a party is less than or equal to the outstanding principal balance of the Notes.

         (k) Prefunding Account.

              (i) On the Closing Date, the Seller shall deposit the Prefunding Account Closing Date Deposit into the Prefunding Account as required by
     Section 2.01(b) of the Loan Sale Agreement.

              (ii) (A) In the event that the Servicing Fee for any Monthly Payment Date exceeds the amount distributed to the Servicer pursuant to Sections 2(d)(iv)(A) or 2(d)(v)(A) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Prefunding Account on each Monthly Payment Date an amount equal to such excess and to distribute such amount to the Servicer.

                      (B) In the event that the Administration Fee for any
              Monthly Payment Date exceeds the amount distributed to the Administrator pursuant to Sections 2(d)(iv)(B) or 2(d)(v)(B) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Prefunding Account on such Monthly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (iv)(A) above, and to distribute such amount to the Administrator.

                      (C) For any Quarterly Payment Date, in the event that
              the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Trust Swap Payment Amounts, if any, the remainder of any Termination Payment to any Swap Counterparties to the extent that the remainder of such Termination Payment is owed to any Swap Counterparties following a Redemption Event (as defined in any related Swap Agreement) or the Trust is the defaulting party (other than an Event of Default specified in Section 5(a)(i) of any related Swap Agreement) and the Subordinate Noteholders' Interest Distribution Amount, each for such Quarterly Payment Date, exceed the sum of the amount distributed to the Indenture Trustee for distribution to the Noteholders and any related Swap Counterparty pursuant to Section 2(d)(v)(C) on such Quarterly Payment Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Prefunding Account on such Quarterly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (A) and (B) above, and to distribute such amount as required by Section 2(d)(v)(C) on such Quarterly Payment Date.

              (iii) During the Revolving Period, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Prefunding Account, in each case to the extent of the funds on deposit therein: (A) on each Transfer Date, an amount equal to the Loan Purchase Amount for the Serial Loans and New Loans transferred to the Eligible Lender Trustee on behalf of the Issuer on such Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02 of the Loan Sale Agreement with respect to such transfer, (B) when and as requested by the Eligible Lender Trustee, in order to facilitate its origination of Consolidation Loans, to transfer to the order of the Eligible Lender Trustee an amount, sufficient to prepay in full any Student Loan that is to be consolidated through such origination with one or more Financed Student Loans, (C) when and as requested by the Eligible Lender Trustee, in order to facilitate its funding of the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a Consolidation Loan, an amount sufficient to prepay in full such Add-on Consolidation Loan and (D) on each Determination Date, to deposit into the Collection Account an amount equal to the Capitalized Interest Amount for the Student Loan Rate Accrual Period with respect to the related Monthly Payment Date.

              (iv) On the Determination Date relating to the Quarterly Payment Date on or next occurring after the termination of the Revolving Period, the Administrator shall instruct the Indenture Trustee to withdraw from the Prefunding Account on such Determination Date an amount equal to the entire remaining amount on deposit in such account and to deposit such amount in the Collection Account.

         3. Annual Statement As To Compliance. (a) The Administrator shall deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties, on or before December 31 of each year beginning [ ], an Officers' Certificate of the Administrator dated as of September 30 of such year, stating that: (i) a review of the activities of the Administrator during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to [ ]) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officer's Certificate and each report referred to in Section 4 to the Rating Agencies. A copy of such Officers' Certificate and each report referred to in Section 4 may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Indenture Trustee that such Person is one of the foregoing parties.

         (b) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Rating Agencies and any Swap Counterparties, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 12.

         4. Annual Independent Certified Public Accountants' Report. The Administrator shall cause a firm of independent certified public accountants, which may also render other services to the Administrator, to deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties on or before [December 31] of each year beginning [ ], a report addressed to the Administrator and to the Seller, the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties (which report may be combined with other reports required to be delivered by such accountants to the Administrator, the Eligible Lender Trustee and the Indenture Trustee under the Basic Documents), to the effect that such firm has examined certain documents and records relating to the administration of the Financed Student Loans and of the Trust during the preceding fiscal year ended [September 30] (or, in the case of the first such report, during the period from the Closing Date to [September 30]) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that the administration of the Trust was conducted in compliance with the terms of this Agreement, except for: (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

         Such report will also indicate that the firm is independent of the Administrator within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         5. Administrator Expenses. The Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Administrator and expenses incurred in connection with distributions and reports to the Noteholders and any Swap Counterparties.

         6. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         7. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Administration Fee payable monthly in arrears on each Monthly Payment Date which shall be solely an obligation of the Issuer and payable solely as provided herein.

         8. Additional Information to Be Furnished. The Administrator shall furnish to the Issuer and any Swap Counterparties from time to time such additional information regarding the Collateral as the Issuer or any Swap Counterparties shall reasonably request. Following the time, if any, that any Swap Counterparties' counterparty ratings fall below "A3" , "A-" or their equivalent, upon request of a Rating Agency, the Administrator shall furnish to such Rating Agency, cashflow projections for the Trust.

         9. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

         10. No Joint Venture. Nothing contained in this Agreement: (i) shall constitute the Administrator and either the Issuer or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         11. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

         12. Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

         (a) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

         (b) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement or any Basic Documents, which failure shall: (i) materially and adversely affect the rights of Noteholders and (ii) continues unremedied for a period of 30 days after the date of discovery of such failure by an officer of the Administrator or on which written notice of such failure, requiring the same to be remedied, shall have been given: (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders, representing not less than 25% of the Outstanding Amount of the Notes; or

         (c) an Insolvency Event occurs with respect to the Administrator; or

         (d) any representation or warranty made by the Administrator hereunder or under any Basic Document, or in any certificate furnished hereunder or under any Basic Document, shall prove to be untrue or incomplete in any material respect;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee, or the Noteholders evidencing not less than 75% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee, the Eligible Lender Trustee and the Swap Counterparty if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 24 hereof) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 13; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with such transfer of responsibilities and amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies and any Swap Counterparties.

         13. Appointment of Successor. (a) Upon receipt by the Administrator of notice of termination pursuant to Section 12, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until a successor Administrator has accepted and assumed the responsibilities of the Administrator and, in the case of resignation, until the later of: (i) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Administrator shall become legally unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination hereunder of the Administrator, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee (with prior written notice to any Swap Counterparties) shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, as the successor to the Administrator under this Agreement and the Administration Agreement, any established institution the regular business of which shall include the servicing of student loans.

         (b) Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless the Swap Counterparties, if any, give their prior written consent and such compensation arrangements will not result in a downgrading of the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes by any Rating Agency, and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

         (c) The Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the Basic Documents.

         14. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Administrator pursuant to Section 12 or 13, the Indenture Trustee shall give prompt written notice thereof to Noteholders, any Swap Counterparties and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

         15. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement to the extent provided in such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         16. Notices. Any notice, report or other communication given hereunder shall be in writing (or in the form of facsimile notice, followed by written notice) and addressed as follows:

         (a) if to the Issuer, to

               [_______________________] Student Loan Trust [ ]

                           [             ]
                           [             ]
                           [             ]
                           [             ]

         with a copy to the Eligible Lender Trustee at the Corporate Trust Office of the Eligible Lender Trustee

         (b) if to the Eligible Lender Trustee, to

                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]

         (c) if to the Administrator, to

                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]

             with a copy to

                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]
                           [                   ]

         (d) if to the Indenture Trustee, to

                           [                   ]
                           [                   ]
                           [                   ]
           Attention:      [                   ]
                           [                   ]
           Telephone:      [                   ]
           Facsimile:      [                   ]

         (e) if to any Swap Counterparties, to the address specified in any Swap Agreements or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         17. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the prior written consent of the Eligible Lender Trustee and any Swap Counterparties, but without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the prior written consent of the Eligible Lender Trustee, any Swap Counterparties and the Noteholders of at least a majority in the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of all Outstanding Noteholders. Prior to the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

         18. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 13 or 25 of this Agreement concerning the resignation of the Administrator, this Agreement may not be assigned by the Administrator.

         19. Governing Law. This Agreement shall be construed in accordance with the laws of the [ ], without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         20. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         21. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         23. Not Applicable to [ ] in Other Capacities. Nothing in this Agreement shall affect any obligation [ ] may have in any other capacity under the Basic Documents.

         24. Liability of Administrator; Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

         The Administrator shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, any Swap Counterparties and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

         The Administrator shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in, and subject to the limitations of,
Section 6.07 of the Indenture.

         For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 25) as Administrator pursuant to Section 12 or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 13.

         Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

         25. Merger or Consolidation of, or Assumption of the Obligations of, Administrator. Any Person: (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than [ ], executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time or both would become an Administrator Default, shall have occurred and be continuing, (iii) the Administrator shall have delivered to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction,
(iv) the surviving Administrator shall have a consolidated net worth at least equal to that of the predecessor Administrator, (v) such transaction will not result in a material adverse federal or state tax consequence to the Issuer or the Noteholders and (vi) unless [ ] is the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

          26. Limitation on Liability of Administrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders, the Indenture Trustee, the Eligible Lender Trustee or any Swap Counterparties, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Trust in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Noteholders under the Indenture.

         27. [ ] Not to Resign as Administrator. Subject to the provisions of
Section 25, [ ] shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over [ ] or its properties. Notice of any such determination permitting the resignation of [ ] shall be communicated to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of [ ] in accordance with Section 13.

         28. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, except as provided in subsection (c) hereof, this instrument has been countersigned by [ ] not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall [ ] in its individual capacity or any Owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, except as provided in subsection (c) hereof, this Agreement has been countersigned by [ ] not in its individual capacity but solely as Indenture Trustee and in no event shall [ ] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) Notwithstanding any other provision in this Agreement or the other Basic Documents, nothing in this Agreement or the other Basic Documents shall be construed to limit the legal responsibility of the Eligible Lender Trustee or the Indenture Trustee, to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held by the Eligible Lender Trustee or the Indenture Trustee pursuant to, or to otherwise comply with their obligations under, the Higher Education Act or implementing regulations.

         29. Notice of Termination of Trust. As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

         30. Third-Party Beneficiaries. The Eligible Lender Trustee and any Swap Counterparties are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were parties hereto; provided, however, that in the case of any Swap Counterparties, such right to enforcement and the right to provide consents or waivers pursuant to the provisions hereof or to take other actions as provided herein are conditioned upon its not being in default under any Swap Agreements.

         31. Consents. With respect to any action to be taken hereunder that requires the consent of a party hereto or of the Eligible Lender Trustee or any Swap Counterparties, such consent shall not be unreasonably withheld, delayed or conditioned.

                       [Signatures Follow on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           [___________________] STUDENT LOAN TRUST [        ]

                           By: [                     ], not in its individual
                           capacity but solely as Eligible Lender Trustee


                           By: ___________________________________________
                              Name:   [                   ]
                              Title:  [                   ]


                           [                                 ] not in its
                           individual capacity but solely as Indenture Trustee


                           By: ___________________________________________
                              Name:   [                   ]
                              Title:  [                   ]


                           [GS Mortgage Securities Corp.], as Administrator


                           By: ___________________________________________
                              Name:   [                   ]
                              Title:  [                   ]

                               EXHIBIT A TO THE
                           ADMINISTRATION AGREEMENT

                               POWER OF ATTORNEY

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


         KNOW ALL MEN BY THESE PRESENTS, that [ ], a national bank, not in its individual capacity but solely as eligible lender trustee ("Eligible Lender Trustee") for the [____________ ______________________] Student Loan Trust [ ]
(the "Trust"), does hereby make, constitute and appoint [ ], as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Agents and Attorneys-in-Fact to execute on behalf of Eligible Lender Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of Eligible Lender Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement) or pursuant to Section 5.02 of the Trust Agreement (as defined in the Administration Agreement), including without limitation, to appear for and represent Eligible Lender Trustee and the Trust in connection with the preparation, filing and audit of any federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Eligible Lender Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement dated as of [ ], among the Trust, [ ], as Administrator, and [ ], as Indenture Trustee, as such may be amended from time to time.

         All powers of attorney for this purpose heretofore filed or executed by Eligible Lender Trustee are hereby revoked.

                                 EXECUTED as of the [                     ]


                                 [                        ], not in its
                                 individual capacity but solely
                                 as Eligible Lender Trustee


                                 By: __________________________
                                     Name:
                                     Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

         Before me, the undersigned authority, on this day personally appeared [ ] known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person signed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this [            ]

                         Notary Public in and for the
                         State of New York


                         Printed Name of Notary Public

                         Commission Expires ___________________

                                   EXHIBIT B
                                    TO THE
                           ADMINISTRATION AGREEMENT

         Form of Noteholders' Statement pursuant to Section 2(g) of Administration Agreement. Capitalized terms used herein are defined in Appendix A thereto. It should be noted, however, that while all the information listed below shall be included in each Noteholders' Statement, the presentation thereof may vary from that given below.

Quarterly Payment Date:

             (i) Amount of principal being paid or distributed:

         Class A-1          [         ]*            ([              ]
                                                    *   per $1,000
                                                        original principal
                                                        amount of Notes)
         Class A-2          [         ]*           ([              ]
                                                    *   per $1,000
                                                        original principal
                                                        amount of Notes)
         Subordinate        [         ]*           ([              ]
                                                    *   per $1,000
                                                        original principal
                                                        amount of Notes)

* Portion of each such amount attributable to Reserve Account Excess: [ ]

             (ii) Amount of interest being paid or distributed:

         Class A-1          [         ]*            ([              ]
                                                    *   $1,000 original
                                                        principal amount
                                                        of Notes)
         Class A-2          [         ]*           ([              ]
                                                    *   $1,000 original
                                                        principal amount
                                                        of Notes)
         Subordinate        [         ]*           ([              ]
                                                    *   $1,000 original
                                                        principal amount
                                                        of Notes)


             (iii) [Reserved]

             (iv) [Reserved]

             (v) Pool Balance at end of related Collection Period: [ ]

             (vi) After giving effect to distributions on this Quarterly Payment
Date:

                  (a) (1) outstanding principal amount of Class A-1 Notes: [   ]

                      (2) Class A-1 Note Pool Factor: [ ]

                  (b) (1) outstanding principal amount of Class A-2 Notes:  [  ]

                      (2) Class A-2 Note Pool Factor: [ ]

                  (c) (1) outstanding principal amount of Subordinate Notes: [ ]

                      (2) Subordinate Note Pool Factor: [ ]

             (vii) Applicable Interest Rate:

                            In general:

                      (1)  Three-Month LIBOR for the LIBOR Reset Period since
                           the previous Quarterly Payment Date was [     ]%;

                        Class A-1 Note Rate:                  [          ]%
                        Class A-2 Note Rate:                  [          ]%
                        Subordinate Note Rate:                [          ]%

             (viii) Amount of Servicing Fee for related Collection Period including a breakdown of the components of the Servicing Fee attributable to each of the items specified in clauses II(i) through (ix) of Section 3.06 of the Servicing Agreement and the amount of any Servicing Fee Shortfall for such Quarterly Payment Date and for each Monthly Payment Date following the immediately preceding Quarterly Payment Date:

             (ix) Amount of Administration Fee for related Collection Period:

               [     ] ([       ] per $1,000 original principal amount of Notes)

             (x) the Trust Swap Payment Amount paid to each Swap Counterparty, if any on such Quarterly Payment Date: [ ] the amount of any Net Trust Swap Payment Carryover Shortfall with respect to each Swap Agreement, if any for such Quarterly Payment Date: [ ] the Trust Swap Receipt Amount with respect to each Swap Agreement, if any paid to the Trust on such Quarterly Payment Date:
[ ]; the Net Trust Swap Receipt Carryover Shortfall with respect to each Swap Agreement, if any for such Quarterly Payment Date: [ ]

             (xi) [Reserved]

             (xii) Aggregate amount of Realized Losses (if any) for the related Collection Period: [ ]

             (xiii) Financed Student Loans delinquent at end of related Collection Period: [ ] ; number of delinquent loans: [ ]; aggregate unpaid principal balance of delinquent loans: [ ]

             (xiv) Withdrawal from Reserve Account on related Quarterly Payment Date (other than Reserve Account Excess) and on any Monthly Payment Date since the preceding Quarterly Payment Date (list each withdrawal separately): [ ] (purpose of each withdrawal).

             (xv) Reserve Account Excess on related Quarterly Payment Date [ ]

             (xvi) Principal balance of Notes to be paid to reach Parity Date:
[        ]

             (xvii) [Reserved]

             (xviii) Deposits to Collateral Reinvestment Account during related Collection Period: [ ]; amount to be deposited on related Quarterly Payment Date: [ ]

             (xix) Withdrawal from Collateral Reinvestment Account during related Collection Period: [ ]

             (xx) Amount in the Reserve Account (after giving effect to (xiv)): [ ]

             (xxi) Amount in the Collateral Reinvestment Account (after giving effect to (xvi)): [ ]

             (xxii) Consolidation Loans: [ ] loans with aggregate principal balances of [ ] were originated during related Collection Period; withdrawal from Collateral Reinvestment Account to fund origination of Consolidation Loans during related Collection Period: [ ]

             (xxiii) Add-on Consolidation Loans: [ ] loans with aggregate principal balances of [ ] were added to the principal balance of a Consolidation Loan; withdrawal from Collateral Reinvestment Account to fund the addition of the principal balances of Add-on Consolidation Loans during the related Collection Period: [ ]

             (xxiv) Serial Loans: [ ] loans with aggregate principal balances of [ ] (portion represented by Purchase Premium Amounts ) were purchased during the related ------- Collection Period.

             (xxv) New Loans: _______ loans with aggregate principal balances of _______ (portion represented by Purchase Premium Amounts [ ]) were purchased during the related Collection Period.

             (xxvi) Withdrawal from the Prefunding Account during the related Collection Period (list each withdrawal pursuant to Section 2(k)(ii) separately): [ ] (purpose of each withdrawal)

             (xxvii) Amount in the Prefunding Account (after giving effect (xxiii)).

             (xxviii) Financed Student Loans in the following categories as of the end of the related Collection Period:

                                   Weighted Average    Number of       Principal
                                     Interest Rate       Loans         Balance
STATUS TYPE:
------------
In-School
Grace
Repayment
Forbearance
Deferment
Delinquencies
Claims Filed Awaiting Payment

DELINQUENCIES:
--------------
30-60 Days
61-90 Days
91-120 Days
More than 120 Days Delinquent

Claims Filed Awaiting Payment

LOAN TYPE:
---------
Stafford Loans
SLS Loans
PLUS Loans
Consolidation Loans

SCHOOL TYPE:
-----------
Traditional
Vocational/Proprietary

                                   EXHIBIT C
                                    TO THE
                           ADMINISTRATION AGREEMENT

 Form of Swap Agreement pursuant to Section 2(j) of the Administration
Agreement.

                               FORM OF SCHEDULE
                            TO THE MASTER AGREEMENT

                               dated as of [     ]

                                    between

                                    [     ]
                                 ("Party A"),
                    a corporation organized under the laws
                                    of [     ]
                                      and
         [___________________________________] STUDENT LOAN TRUST [    ],
                                  ("Party B")
                          a Delaware business trust.

                        Part 1. TERMINATION PROVISIONS

         In this Agreement:

            (a) "Specified Entity" means in relation to Party A for the purpose of:

                     SECTION 5(A)(V) Not Applicable. SECTION 5(A)(VI) Not Applicable. SECTION 5(A)(VII) Not Applicable.
                     SECTION 5(B)(IV) Not Applicable.

and in relation to Party B for the purpose of:

                    SECTION 5(A)(V) Not Applicable. SECTION 5(A)(VI) Not Applicable. SECTION 5(A)(VII) Not Applicable.
                    SECTION 5(B)(IV) Not Applicable.

            (b) "Specified Transaction" will have the meaning specified in
Section 14 of this Agreement.

            (c) "Additional Termination Event" will not apply to Party A and will apply, with respect to Redemption Event only, to Party B. The occurrence of a Redemption Event will constitute an Additional Termination Event in respect of which Party B will be the sole Affected Party.

            (d) The provisions of Section 5(a) and Section 5(b) will apply to Party A and to Party B as follows:

         The designation below of an Event of Default as being "Applicable" to a specific party means that upon the occurrence and continuation of such an Event of Default with respect to such party, the other party shall have the right of a Non-defaulting Party to designate an Early Termination Date for the Sole Transaction (as defined below) under Section 6 of this Agreement, and conversely, the designation of an Event of Default as being "Not Applicable" to a party means that upon the occurrence and continuation of such an Event of Default with respect to such party, the other party shall not have the right to designate an Early Termination Date for the Sole Transaction with respect to such event under Section 6 of this Agreement.


  SECTION 5(A)                                         PARTY A          PARTY B

  (i)    "Failure to Pay or Deliver"                   Applicable.      "Failure to Pay or
                                                                        Deliver" is
                                                                        Applicable to Party
                                                                        B; provided that
                                                                        Party B has funds
                                                                        available to make
                                                                        payments in
                                                                        accordance with the
                                                                        terms of the
                                                                        Indenture and the
                                                                        Trustee has failed to
                                                                        make any such
                                                                        payments in violation
                                                                        of the terms of the
                                                                        Indenture.

  (ii)   "Breach of Agreement"                          Applicable.     Not Applicable.

  (iii)  "Credit Support Default"                       Applicable.     Not Applicable.

  (iv)   "Misrepresentation"                            Applicable.     Not Applicable.

  (v)    "Default under Specified Transaction"          Applicable.     Not Applicable.

  (vi)   "Cross Default"                                Applicable.     Not Applicable.

  (vii)  "Bankruptcy"                                   Applicable.     Applicable.

  (viii) "Merger Without Assumption"                    Applicable.     Not Applicable.

  (ix)   "Additional Event of Default"                  Applicable.     Applicable.
          specified in Part 1(h)
          (Acceleration of Notes)


SECTION 5(B)

         Neither party shall be entitled to designate an Early Termination Date as a result of the occurrence and continuation of an event described in
Section 5(b)(iii) (Tax Event Upon Merger).

            (e) Payments on Early Termination. For the purpose of Section 6(e):

            (i) Except as provided in Appendix I (Redemption of Notes) Market Quotation will apply.

            (ii) The Second Method will apply.

            (f) "Termination Currency" means United States Dollars ("USD").

            (g) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

            (h) Additional Event of Default. Section 5(a) of the Agreement is hereby amended by: (i) deleting the word "or" at the end of Section 5(a)(vii),
(ii) deleting the period at the end of Section 5(a)(viii) and adding "; or" at the end thereof and (iii) adding the following language at the end of Section 5(a):

         "(ix) Additional Event of Default. The principal of any class of Notes shall have been declared or become immediately due and payable in accordance with the terms of the Indenture (an "Acceleration of Notes") following an "event of default" thereunder (it being understood that such event will constitute an Event of Default solely with respect to [___________________________________] STUDENT LOAN
         TRUST [ ]."

                         Part 2. TAX REPRESENTATIONS.

            (a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

            (b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representation:

            (i) The following representation will apply to Party A:

         Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

         "Specified Jurisdiction" means the United States of America.

            (ii) The following representation will apply to Party B:

         It is a business trust organized under the laws of the State of Delaware.

                    Part 3. AGREEMENT TO DELIVER DOCUMENTS.

         For the purpose of Section 4(a)(i) and Section 4(a)(ii) of this Agreement, Party A and Party B each agree to deliver the following documents, as applicable:

        (a) Tax forms, documents or certificates to be delivered are:

   PARTY REQUIRED TO          FORM, DOCUMENT                         DATE BY WHICH
   DELIVER DOCUMENT           OR CERTIFICATE                         TO BE DELIVERED

   Party A                    An executed U.S. Internal              (i) Before the first Payment
                              Revenue Service 4224 Form              Date under this Agreement,
                              (or any successor thereto)             ii) promptly upon reasonable
                                                                     (demand by Party B, and (iii)
                                                                     promptly upon learning that any
                                                                     such Form previously provided by
                                                                     Party A has become obsolete
                                                                     or incorrect.

   Party B
                              An executed U.S. Internal              (i) Before the first Payment Date
                              Revenue Service Form W-9               under this Agreement, (ii)
                              (or any successor thereto),            promptly upon reasonable demand
                              including appropriate attachments.     by Party A, and (iii) promptly
                                                                     upon learning that any such form
                                                                     previously provided by Party B has
                                                                     become obsolete or incorrect



            (b) Other documents to be delivered are:


PARTY REQUIRED TO     FORM, DOCUMENT                       DATE BY WHICH               COVERED BY
DELIVER DOCUMENT      OR CERTIFICATE                       TO BE DELIVERED             SECTION 3(D)
----------------      --------------                       ---------------             ------------

Party A               An opinion of counsel to Party A     Upon execution of this      No
                      substantially in the form of         Agreement.
                      Exhibit A to this Schedule.

Party A               An incumbency certificate with       Upon execution of this      Yes
                      respect to the signatory of this     Agreement.
                      Agreement.

Party B               Executed copies of all Basic         Upon execution of this      Yes, with respect to
                      Documents and all opinions           Agreement.                  certificates and other
                      required by the Underwriting                                     factual statements; No,
                      Agreement                                                        with respect to opinions
                                                                                       and agreements

Party B               An executed original of the          Upon execution of this
                      Officer's Certificate of             Agreement.
                      [_____________] substantially in
                      the form of Exhibit C and
                      reasonably satisfactory in form
                      and substance to Party A.


                            Part 4. MISCELLANEOUS.

            (a) Addresses for Notices. For the purpose of Section 12(a):

         Address for notices or communications to Party A:

                      Address:         [         ]
                                       [         ]
                                       [         ]
                      Attention:       [         ]
                      Telephone:       [         ]
                      Facsimile:       [         ]


         Address for notices or communications to Party B:

                      Address:         [         ]
                                       [         ]
                                       [         ]
                      Attention:       [         ]
                      Telephone:       [         ]
                      Facsimile:       [         ]


         with copies to:

                      Address:         [         ]
                                       [         ]
                                       [         ]
                      Attention:       [         ]
                      Telephone:       [         ]
                      Facsimile:       [         ]

         Address for notices or communications to Moody's:


                      Address:         Moody's Investors Service, Inc.
                                       99 Church Street
                                       New York, New York 10007
                                       Attention: [ABS Monitoring Department]
                                       Telephone: (212) 553-0300
                                       Facsimile: (212) 553-1350

         Address for notices or communications to Fitch:


                      Address:         Fitch, Inc.
                                       One State Street Plaza
                                       New York, New York 10004
                                       Attention: [Asset Backed Monitoring Unit]
                                       Telephone: (212) 908-0500
                                       Facsimile: (212) 635-0295

         Address for notices or communications to S&P:-


                      Address:Standard & Poor's, a division of The
                                       McGraw-Hill Companies, Inc.
                                       55 Water Street, 41st Floor
                                       New York, NY 10041
                      Attention:       [Asset Backed Surveillance Department]
                      Telephone:       (212) 438-2000
                      Facsimile:       (212) 438-2649.

         Notices under this Agreement and the Transaction shall be sent to Moody's, Fitch and S&P only to the extent specifically required in the transaction confirmation.

            (b) PROCESS AGENT. For the purpose of Section 13(c):

         Party A appoints as its Process Agent:

                                    [                  ]
                                    [                  ]
                                    [                  ]
                  Telephone:        [                  ]
                  Facsimile:        [                  ]

         Party B appoints as its Process Agent:

                                    [                  ]
                                    [                  ]
                                    [                  ]
                  Telephone:        [                  ]
                  Facsimile:        [                  ]

            (c) OFFICES. The provisions of Section 10(a) will not apply to Party A and will not apply to Party B.

            (d) MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:--

         Party A is not a Multibranch Party.

         Party B is not a Multibranch Party.

            (e) CALCULATION AGENT. The Calculation Agent shall be Party A. In the case of a dispute involving any calculation made by the Calculation Agent under this Agreement (each, a "Disputed Calculation"), Party A and Party B will appoint a mutually acceptable Reference Bank or Reference Dealer, as applicable, who will: (i) with respect to any calculation relating to a Terminated Transaction, determine the Disputed Calculation by reference to the methodology set forth in the definition of Market Quotation and (ii) with respect to any other calculation, determine the Disputed Calculation by reference to a mutually acceptable methodology. If such Reference Bank or Reference Dealer determines that no quotations are available for a particular Disputed Calculation, then the Calculation Agent's original calculations will be used for that Disputed Calculation. All calculations made by the Calculation Agent in accordance with this Part 4(e) shall be binding absent manifest error.

            (f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support
Document:-

         In the case of Party A: Not Applicable.

         In the case of Party B: Not Applicable.

            (g) CREDIT SUPPORT PROVIDER.

         Credit Support Provider means in relation to Party A: Not Applicable. Credit Support Provider means in relation to Party B: Not Applicable.

            (h) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

            (i) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW DOCTRINE).

            (j) NETTING OF PAYMENTS. Section 2(c)(ii) will not apply.

            (k) ACCOUNT DETAIL:

         Payments to Party A: The Account described in the related Confirmation Payments to Party B: The Account described in the related Confirmation


                           Part 5. OTHER PROVISIONS.

         (a) CONFIRMATION. Each Confirmation supplements, forms part of, and will be read and construed as one with this Agreement. The parties hereby agree and acknowledge that only one Transaction (the "Sole Transaction") will be governed by this Agreement, the Confirmation of the Sole Transaction is dated [ ] and bears reference number [ ], and the parties will not enter into any additional Transactions governed by this Agreement or otherwise.

         (b) EARLY TERMINATION.

                         (1) Section 6(b)(ii) is hereby amended by adding at
                    the end of the first paragraph the following:

         ", provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to Party B (in the case of transfers by Party A) or to Party A (in the case of transfers by Party B) written confirmation from each Rating Agency then rating any class of Notes that such transfer will not result in its then-current rating of each class of Notes being withdrawn or lowered."

                         (2) Notwithstanding anything to the contrary in this
                    Agreement, if the Early Termination Date of the Sole Transaction occurs or is effectively designated, Party A and Party B agree as follows:

               (ii) The Calculation Agent shall calculate an amount that would be payable to or by Party B under this Agreement in respect of such Early Termination Date (such amount, including any Trust Swap Payment Amount or Trust Swap Receipt Amount constituting any portion thereof, the "Termination Payment").

               (iii) To the extent that Party A is required to pay the Termination Payment to Party B, Party A shall pay such amount in accordance with the terms of this Agreement.

               (iv) To the extent that Party B is required to pay the Termination Payment to Party A where:

                   (A) Party B is the Defaulting Party (provided, however,
            that to the extent that Party B is the Defaulting Party with respect to an Event of Default specified in Section 5(a)(i) of the Agreement (Failure to Pay or Deliver) this priority shall apply only with respect to the Trust Swap Payment Amount (and not the remainder of the Termination Payment)), Party B shall pay such amount in accordance with Section 8.02(c)(i), Section 8.02(e)(i) (to the extent of any Net Trust Swap Payment Carryover Shortfalls included in such Termination Payment), Section 10.01 or Section 5.04(b), priority "Second," of the Indenture or Section 2(e)(iv)(C) of the Administration Agreement, as applicable.

                   (B) Party A is the Defaulting Party, the Early Termination
            Date arises from a Termination Event (other than an Additional Termination Event) or Party B is the Defaulting Party with respect to an Event of Default specified in Section 5(a)(i) (exclusive of any Trust Swap Payment Amount paid pursuant to Clause (A)), Party B shall pay such Termination Payment in accordance with Section 8.02(d)(viii), Section 8.02(e)(i) (to the extent of any Net Trust Swap Payment Carryover Shortfalls included in such Termination Payment), Section 10.01 or Section 5.04(b), priority "Eleventh," of the Indenture.

                   (C) Party B replaces Party A with a successor to Party A,
            Party B and Party A agree to cause the successor to Party A to pay the Termination Payment (or such lesser amount actually paid by such successor) to Party A. Any amounts actually received by Party A under this clause (C) shall reduce the amounts payable pursuant to clauses (A) and (B); Party A shall pay to Party B any excess of amounts actually received by Party A under this clause (C) over the Termination Payment.

         (c) NO BANKRUPTCY PETITION. Prior to the date that is one year and one day after the date upon which the final payment is made in respect of the Notes in accordance with the terms thereof, Party A shall not institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

         (d) TRANSFER. Section 7 is hereby amended by:

                         (1) (i) adding the words "(and notice of the
                    transferee to)" after the word "of" on the third line thereof, and (ii) adding the words "(subject to providing three Business Days prior written notice of the transferee to the other party and to each Rating Agency)" after the word "transfer" on the fourth and seventh line thereof.

                         (2) adding at the end thereof:

         "Any party making any such transfer shall deliver to the other party written confirmation from each Rating Agency then rating any class of Notes that such transfer will not result in its then-current rating of each class of Notes being withdrawn or lowered."

         (e) SWAP EXEMPTION.

                         (1) The parties agree that this Agreement and the
                    Sole Transaction are intended to constitute a "swap agreement" within the meaning of Commodity Futures Trading Commission ("CFTC") Regulations Section 35.1(b)(1) and
                    Section 101(53)(B) of the U.S. Bankruptcy Code;

                         (2) Each party represents to the other that it is an
                    "eligible swap participant" within the meaning of CFTC Regulations Section 35.1(b)(2);

                         (3) The parties agree that neither this Agreement nor
                    the Sole Transaction is one of a fungible class of agreements that are standardized as to their material economic terms, within the meaning of CFTC Regulations
                    Section 35.2(b); and

                         (4) Each party represents to the other that the
                    creditworthiness of the other party was or will be a material consideration in entering into or determining the terms of this Agreement and the Sole Transaction, including pricing, cost or credit enhancement terms of this Agreement or the Sole Transaction, within the meaning of CFTC Regulations Section 35.2(c).

         (f) WAIVER OF RIGHT TO TRIAL BY JURY. Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this agreement or any transaction.

         (g) AMENDMENTS. Section 9(b) of this Agreement is hereby amended by adding the following after the word "system" in the last line thereof:

         ", provided, however, that all such amendments, modifications or waivers shall require the written affirmation of each Rating Agency then rating any class of Notes that such amendment, modification or waiver shall not adversely affect its then-current rating of each class of Notes."

         (h) ISDA DEFINITIONS. Reference is hereby made to the 1991 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc., which is hereby incorporated by reference herein without regard to any revision or subsequent edition thereof or as otherwise provided in any Confirmation.

         (i) RATING AGENCY DOWNGRADE. Anything to the contrary in Section 7 notwithstanding, no later than the 30th day following a Rating Agency Downgrade, Party A shall, at its expense:

               (i) transfer Party A's rights and duties hereunder to (or otherwise procure a replacement transaction with terms substantially similar to this Sole Transaction with) a successor to Party A having, or guaranteed by a Credit Support Provider having, a long-term unsecured and unguaranteed debt rating of at least "A3" or its equivalent by each Swap Rating Agency;

               (ii) enter into arrangements, including collateral arrangements, guarantees, letters of credit or other Credit Support Documents which will, after review by each Swap Rating Agency, reverse the effect of any reduction or withdrawal of ratings in connection with such Rating Agency Downgrade on the Noteholders and the Subordinate Note Insurer; or

               (iii) pledge Eligible Collateral pursuant to an ISDA Credit Support Annex equal to the Replacement Cost of the Sole Transaction contemplated by this Agreement (or otherwise receive written confirmation from each Rating Agency that each class of Notes will continue to be rated at least the ratings of such class of Notes prior to such Rating Agency Downgrade) such that the rating of each class of Notes by each Rating Agency will not be withdrawn or reduced below the ratings of each such class of Notes prior to the Rating Agency Downgrade.

         Party B shall cooperate with Party to effect the purposes of the foregoing.

         ELIGIBLE COLLATERAL. The following items will qualify as "Eligible Collateral" for the purpose of Part 5(i)(3) of this Agreement:

                     ELIGIBLE COLLATERAL                   VALUATION PERCENTAGE
         (A)   Cash                                               100%
         (B)   negotiable debt obligations issued
               by the U.S. Treasury Department                    100%

         REPLACEMENT COST. For the purpose of Part 5(i)(3) of this Agreement, "Replacement Cost" means, with respect to the close of business (the "Valuation Time") on the date of any Rating Agency Downgrade, and weekly thereafter, the amount, if any, that would be payable to Party B by Party A (expressed as a positive number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Calculation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

         (j) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding the following subsections (g), (h) and (i) at the end of such Section:

         (k) NON-RELIANCE. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement, any Credit Support Document, the Sole Transaction and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver: (1) the other party hereto or thereto is not acting as a fiduciary or financial or investment advisor for it; (2) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party hereto or thereto other than the representations expressly set forth in this Agreement, in such Credit Support Document and in any Confirmation; (3) the other party hereto or thereto has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, such Credit Support Document, such Sole Transaction or such other documentation; (4) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto or thereto; (5) it has determined that the rates, prices or amounts and other terms of the Sole Transaction and the indicative quotations (if any) provided by the other party hereto or thereto reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties; (6) it is entering into this Agreement with a full understanding of all the terms, conditions and risks hereof and thereof (economic and otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (7) it is a sophisticated institutional investor.

         (l) LINE OF BUSINESS. It has entered into this Agreement (including the Sole Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

         (m) NO AGENCY. It is entering into this Agreement, any Credit Support Document to which it is a party, the Sole Transaction and any other documentation relating to this Agreement or the Sole Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

         (n) NOTICES TO PARTY A. Party B agrees that it shall cause to be delivered to Party A any notices generated or received by Party B in connection with the Basic Documents.

         (o) LIMITED RECOURSE TO PARTY B. Notwithstanding anything to the contrary contained herein, all obligations of Party B shall be payable by Party B only on each Quarterly Payment Date, first, to the extent funds are available therefor, under Section 8.02 of the Indenture, second, to the extent funds are available therefor, under Section 2(e)(iv)(C) of the Administration Agreement, third, to the extent funds are available therefor, under Section
10.01 of the Indenture, fourth, to the extent of funds available therefor, under Section 5.04 of the Indenture and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement but in all cases shall expire concurrently with the restriction specified in Part 5(c).

         (p) NO SUSPENSION OF PAYMENTS. Notwithstanding Section 2(a)(iii) of this Agreement, Party A shall not suspend any payments due under Section 2(a)(iii) unless:

              (i) the principal of any class of Notes shall have been accelerated in accordance with the terms of the Indenture following an Event of Default thereunder; or

              (ii) an Early Termination Date for the Sole Transaction has occurred or effectively been designated.

         (q) DEFAULT INTEREST. Section 2(e) of this Agreement is hereby deleted in its entirety.

         (r) REDEMPTION EVENT.

              (i) A "Redemption Event" will occur upon the delivery by Party B (or its designee) to Party A of a "Party B Response" (as defined in Appendix I) accepting Party A's offer to terminate the Sole Transaction as provided in Appendix I hereto. Such Party B Response shall be delivered on or before the related Redemption Date (as defined in the Indenture) and shall certify that the Minimum Purchase Price (as defined in the Indenture) has been deposited into the appropriate Trust Account (as defined in the Indenture). The parties hereto acknowledge and agree that the Indenture Trustee (as defined in the Indenture) may deliver such Party B Response on behalf of Party B. Party A hereby agrees that upon receipt of such Party B Response from the Indenture Trustee certifying that the Minimum Purchase Price has been deposited in the Collection Account, Party A shall immediately designate the Redemption Date as an Early Termination Date. Notwithstanding Section 6(d)(ii), the Payment Date in respect of a Redemption Event shall be the Early Termination Date so designated. For avoidance of doubt, no Redemption Event shall occur and no Early Termination Date shall be effectively designated in respect thereof unless the Minimum Purchase Price shall have been deposited into the applicable Trust Account(s) pursuant to Article X of the Indenture.

              (ii) The parties hereto acknowledge and agree that [ ], as Administrator under the Administration Agreement, may deliver on behalf of Party B any "Party B Notices" required or permitted by Appendix I hereto; provided, that in no event shall a Redemption Event occur upon delivery of any such Party B Notice from the Administrator.

         (s) STATEMENT TO NOTEHOLDERS. Party B will provide to Party A statements required by Section 2(g) of the Administration Agreement dated as of [ ] (the "Administration Agreement") among Party B, [ ] ("[ ]", as administrator (the "Administrator"), and [ ], as indenture trustee (the "Indenture Trustee").

         (t) ADDITIONAL DEFINITIONS. Capitalized terms used in this Schedule shall have the meaning set forth in the Confirmation, the Indenture or, if not therein, Appendix A to the Administration Agreement, without regard to any amendment or supplement thereto with respect to which Party A has not given its written consent.

         "Indenture" means the Indenture dated as of [ ] between Party B and [ ], as indenture trustee, without regard to any amendment or supplement thereto with respect to which Party A has not given its written consent.

         "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which Party B owes any amounts to Party A in respect of this Agreement, the excess of: (i) the Trust Swap Payment Amount with respect to this Agreement on the preceding Quarterly Payment Date over (ii) the amount actually received by Party A out of Available Funds with respect to this Agreement on such preceding Quarterly Payment Date plus interest on such excess from such preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three-Month LIBOR for the related Quarterly Interest Period.

         "Rating Agency Downgrade" means that, prior to the earlier of the Termination Date or the Early Termination Date of the Sole Transaction, the rating of Party A or any successor thereto is withdrawn or reduced below "A3" or its equivalent by any Swap Rating Agency then rating Party A.

         "Underwriting Agreement" means the Underwriting Agreement dated as of [ ] between [___________________________________], as seller, and [ ], as representative of the several underwriters of the Notes.

         "Swap Rating Agency" means Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc.


         The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.



                                   By: ____________________________________
                                   Name:
                                   Title:

                                   [____________] STUDENT LOAN TRUST [         ]


                                   By: [                           ], not in its
                                   individual capacity but solely as
                                   Eligible Lender Trustee


                                   By: _____________________________________
                                   Name:
                                   Title:

                                  APPENDIX I

                             REDEMPTION OF NOTES.

         1. As promptly as practicable, but in any event not later than two Business Days after delivery by Party B (or Party B's designee) to Party A of a notice of proposed redemption (the "Redemption") and request for a quotation of Termination Payment (the "Party B Notice"), Party A will give notice by telephone to Party B (which notice will be promptly confirmed in writing to Party B with a copy of such notice to [___________________________________])
(the "Party A Response"):

              (i) offering to terminate the Sole Transaction upon such Redemption; and

              (ii) stating in good faith and in reasonable detail the Termination Payment (the "Redemption Payment") that will be payable by Party B to Party A or by Party A to Party B on the proposed Redemption Date (as defined in the Indenture) if the offer is accepted at the time of such offer (or through such later time, if any, as may be expressed in the offer in the discretion of Party A) and the Redemption is effected on the Redemption Date; provided, however, that, if such offer is not accepted at such time, Party A will, promptly after requests therefor by Party B, make new offers to effect the termination of the Sole Transaction and will make such new offers in accordance with reasonable market practice until 11:00 a.m. New York City time on the Business Day two Business Days prior to the Redemption Date (the "Deadline"). Any such new offer will contain the statements required by the preceding clauses
     (i) and (ii) and will also be a Party A Response, except that:

                   (A) only the Party A Response will determine the period during which new offers are required to be accepted; and

                   (B) in the case of the Final Offer (as defined below), "Market Quotation" will be substituted for "Loss" for purposes of determining the Redemption Payment.

         The last such new offer is referred to herein as the "Final Offer." The Final Offer will be identified as such in the relevant Party A Response. The Final Offer will not be delivered earlier than the Business Day on which the Deadline occurs. The Final Offer will be communicated by telephone to Party B (which Final Offer will be promptly confirmed in writing to Party B with a copy of such Final Offer to [___________________________________]).

         2. Each Party A Response will describe the Redemption Payment, even if the Redemption Payment remains the same and, except as described above with respect to the Final Offer, each Redemption Payment will be determined using "Loss" and "Second Method" and based on Party B as the sole Affected Party.

         3. As promptly as practicable, but in any event not later than the end of the period during which an offer may be accepted pursuant to the relevant Party A Response, Party B, acting in good faith and in accordance with reasonable derivatives market practice, will accept the offer expressed therein by notice (the "Party B Response") to Party A. Such notice will be by telephone, will be promptly confirmed in writing and will thereupon be effective, all in accordance with usual derivatives markets transactions. A copy of each such Party B Response will be delivered by Party B to GS Mortgage Securities Corp. If the offer is accepted as aforesaid, the Redemption will be effective on the Redemption Date on the terms expressed in the last relevant Party A Response as accepted by the Party B Response (subject to the conditions set forth in Part 5(o) of this Agreement). The Redemption Payment will be the amount described in the Party A Response accepted by Party B.

         4. Party B (or its designee) will have the right to make reasonable request of Party A for indications of Redemption Payments based on proposed Redemptions as contemplated by Paragraphs 1 through 3 above, and Party A will supply such indications promptly and in good faith following any such request. Except as provided in Paragraphs 1 through 3 above and Part 5(o) of the Agreement, neither Party B nor its designee will be obligated to effect any such Redemption.

                                 CONFIRMATION
                              REF. NO. _________

                     EXHIBIT A FORM OF OPINION OF PARTY A

                                  [ ], 20[ ]

[___________________________________] STUDENT LOAN TRUST [     ]
[     ]
[     ]
[     ]
[     ]

[     ]
[     ]
[     ]

[     ]
[     ]
[     ]

Moody's Investors Services, Inc.
99 Church Street
New York, New York 10007

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Rating Agency
a division of the McGraw-Hill Companies
55 Water Street, 41st Floor
New York, New York 10041

Dear Sirs:

         This opinion is furnished to you pursuant to a Master Agreement dated as of [ ], ____ (the "Agreement"), between
[___________________________________] STUDENT LOAN TRUST [ ] and [ ] (the
"Swap Counterparty"). Terms defined in the Agreement are used herein as defined in the Agreement.

         I am counsel to the Swap Counterparty and in that capacity have examined such documents and have conducted such investigations of fact and law as I have deemed necessary or advisable for the opinions expressed herein. The opinions expressed herein are limited to questions arising under the laws of the State of New York, the United States of America [and foreign jurisdiction].

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Swap Counterparty is a corporation duly organized and validly existing under the laws of [ ].

         2. The execution, delivery and performance of the Agreement by the Swap Counterparty are within the Swap Counterparty's corporate power, have been duly authorized by all necessary corporate action and do not conflict with, or constitute a default under, any provisions of the Swap Counterparty's articles of incorporation or by-laws or any applicable law or regulation or of any agreement, decree, order, judgment, injunction or other instrument known to me and binding on or affecting the Swap Counterparty's property or assets.

         3. The Agreement has been duly authorized, executed and delivered by the Swap Counterparty.

         4. (i) The governing law clause, subjecting the Agreement to New York law, is valid under [foreign country] law.

              (ii) Under [foreign country] law, New York law will be applied to the Agreement, except to the extent that any terms of the Agreement or any provisions of New York law applicable to the Agreement result in the outcome of their application in a violation of [foreign country] public policy or violate the purpose of a [foreign country's] statute reflecting such public policy.

              (iii) None of the terms of the Agreement result in the outcome of their application in a violation of [foreign country] public policy or violate the purpose of a [foreign country] statute reflecting such public policy.

              (iv) Assuming that the Agreement is legal, valid, binding and enforceable under New York law, the Agreement is legal, valid, binding and enforceable against the Swap Counterparty in accordance with its terms, the [foreign country] civil procedural rules and, subject to the opinions set forth in subclauses (i) through (iii) above, the applicable provisions of the chosen law of New York, except that the enforceability of the Agreement may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         5. No consent, authorization, license or approval of, or registration, filing, or declaration with, any governmental authority of [jurisdiction] is required in connection with the execution, delivery and performance of the Agreement by the Swap Counterparty.

         6. The Agreement will constitute a valid and binding obligation of the Swap Counterparty enforceable against the Swap Counterparty in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally or by general equity principles; provided that the undersigned does not express any opinion as to the binding affect of any provision of the Agreement that purports to make any determination conclusive or conclusive absent manifest error unless such determination is made reasonably and in good faith.

         This opinion is solely for your benefit in connection with the Agreement referenced above, and may not be relied on, nor copies hereof delivered to any other person or entity without my prior written consent.

Sincerely yours,

                     EXHIBIT B CERTIFICATES OF INCUMBENCY


                                   EXHIBIT C

         [___________________________________] STUDENT LOAN TRUST [    ]

                             OFFICER'S CERTIFICATE

         [ ] of [ ], a [ ] corporation (the "Corporation") and [ ] of the Corporation, each hereby certify that, to the best of his or her knowledge, after reasonable investigation:

              (i) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Trust Agreement, the Loan Sale Agreement, the Administration Agreement, the Servicing Agreement and the Swap Agreement, as applicable, are true and correct in all material respects, that each of the Seller and the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and

              (ii) since [ ], except as may be disclosed in the Prospectus or the Private Placement Memorandum, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, the Company, the Seller or the Servicer, as applicable, has occurred.

         Capitalized terms used but not defined herein have the meanings specified in Appendix A to the Administration Agreement dated as of [ ] among [___________________________] Student Loan Trust [ ], the Corporation and [ ],
as indenture trustee.

         IN WITNESS WHEREOF, each of the above-named authorized officers hereunto signed his or her name.


Dated: [     ]

                                            By: ____________________________
                                            Name:
                                            Title:


                                            By: ____________________________
                                            Name:
                                            Title:

                             FORM OF CONFIRMATION

[     ]

                           [_______________________] STUDENT LOAN TRUST [     ]
                           [                                                  ]
                           [                                                  ]
                           [                                                  ]
                           [                                                  ]
              Fax:         [                                                  ]
              cc:          [                                                  ]
              Attention:   [                                                  ]


From: ___________________________
Attention: _________
Phone: __________
Swap Transaction Ref.  No.  __________

         The purpose of this communication is to set forth the terms and conditions of the Swap Transaction or the Transaction (Swap Transaction and Transaction are collectively referred to herein as "Transaction"), entered into between [ ] ("Party A") and [_____________________] STUDENT LOAN TRUST [ ] ("Party B") on the Trade Date specified below. This communication will constitute, as applicable, a "Confirmation" as referred to in either the ISDA Master Agreement or the master agreement entered into by the parties hereto prior to or on the date hereof (the "Agreement").

         The definitions and provisions contained in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement, (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated herein. In the event that Party A and Party B have entered into an Agreement effective on or prior to the date hereof, this Confirmation supplements, forms part of and is subject to such Agreement. In the event that Party A and Party B have not entered into an Agreement, this Transaction and all other Transactions between the parties hereto are subject to the 1992 Master Agreement (Multicurrency--Cross Border) as published by ISDA (the "ISDA Master Agreement") and the parties hereto agree to negotiate in good faith and enter into an agreement in the form of the ISDA Master Agreement with such modifications as set forth below and as the parties shall in good faith agree. Upon execution and delivery of such an Agreement or an Interest Rate and Currency Exchange Agreement (the "Exchange Agreement") (the Exchange Agreement and the Agreement are collectively referred to as the "ISDA Executed Master Agreement") the terms and conditions of the ISDA Master Agreement will be superseded thereby and this Confirmation will supplement, form a part of and be subject to the terms and conditions of the ISDA Executed Master Agreement.

         All provisions contained in either the ISDA Master Agreement or the Agreement or the ISDA Executed Master Agreement (as the case may be), will govern this Confirmation except as expressly modified below. In the event of any inconsistency among or between the ISDA Master Agreement, the Agreement or the ISDA Executed Master Agreement (as the case may be), the Definitions and this Confirmation, this Confirmation will govern.

         1. The terms of the particular Transaction to which this Confirmation relates are as follows:

         Notional Amount:                   USD [     ] with respect to the
                                            Initial Calculation Period and,
                                            for each Calculation Period
                                            thereafter, the lesser of: (i) the
                                            Outstanding Principal Amount for
                                            such Calculation Period and (ii)
                                            the Notional Amount specified for
                                            the first day of such Calculation
                                            Period in Exhibit A.

                                            Where "Outstanding Principal
                                            Amount" for any Calculation Period
                                            means the aggregate principal
                                            amount of the Notes as of the
                                            Payment Date on which such
                                            Calculation Period commences
                                            (after giving effect to the
                                            distribution on such date).

         Trade Date:                        [                             ]

         Effective Date:                    [                             ]

         Termination Date:                  The earlier of:  (i) the date on
                                            which the outstanding principal
                                            amount of the Notes is reduced to
                                            zero (other than in connection
                                            with a Redemption Event) and (ii)
                                            [ ] subject to adjustment in
                                            accordance with the Following
                                            Business Day Convention.

         Floating Rate Amounts I:

         Floating Rate Payer I:             Party B.

         Floating Rate Payer I              Each [    ], and [     ], commencing
         Payment Dates:                      __-__-____, to and including the
                                            Termination Date, subject to
                                            adjustment in accordance with the
                                            Following Business Day Convention.

         Floating Rate Payer I              From and including [               ]
         Initial Calculation Period:        to but excluding [         ].

         Floating Rate Payer I              To Be Determined.
         Floating Rate for Initial
         Calculation Period:

         Floating Rate Payer I              USD -TBILL - H.15; provided that
         Floating Rate Option:              the Definitions shall be amended:
                                            (a) by substituting Telerate Page
                                            56 for all references to H.15(519)
                                            and (b) by striking the words
                                            "U.S. Government
                                            Securities/Treasury Bills/Auction
                                            Average (Investment)" and
                                            substituting therefor the words
                                            "US Treasury 3MO T-Bill Auction
                                            Results/Average Investment Yield".

         Floating Rate Payer I Day          Actual/365.
         Count Fraction:

         Floating Rate Payer                3 Months.
         I Designated Maturity:

         Floating Rate Payer                Plus [no more than 0.80]%.
         I Spread:

         Floating Rate Payer                Not applicable.
         I Compounding:

         Method of Averaging:               Weighted Average.

         Rate Cut-Off Days:                 6 New York Banking Days prior to the
                                            Floating Rate Payer I Payment Date.

         Floating Rate Payer I              Each New York Business Day.
         Reset Dates:

         Business Days:                     New York.

         Floating Rate Payer I              The Net Trust Swap Payment Carryover
         Additional Floating Amount:        Shortfall Amount, if any, on the
                                            related Payment Date.

         Floating Rate Amounts II:

         Floating Rate Payer II:            Party A.

         Floating Rate Payer II             Each [    ], and [    ], commencing
                                            [     ], to and including Payment
                                            Dates: the Termination Date,
                                            subject to adjustment in
                                            accordance with the Following
                                            Business Day Convention.

                                            On the [ ] Floating Rate Payer II
                                            Payment Date, the Party A Payment
                                            Amount shall be an amount equal to
                                            the sum of the Floating Rate
                                            Amounts II for: (i) the Floating
                                            Rate Payer II Initial Calculation
                                            Period and (ii) the Floating Rate
                                            Payer II Calculation Period ending
                                            on [ ].

         Floating Rate Payer                From and including [            ]
         II Initial Calculation Period:     to but excluding [               ].

         Floating Rate Payer II             [                   ]%.
         Floating Rate for Initial
         Calculation Period:

         Period End Dates:                  [      ] and each Floating Rate
                                            Payer II Payment Date.

         Floating Rate Payer II             USD - LIBOR - BBA; provided that the
         Floating Rate Option:              Floating Rate shall be determined on
                                            the day that is two New York and
                                            London Banking Days prior to each
                                            Reset Date.

         Floating Rate Payer II Day         Actual/360.
         Count Fraction:

         Floating Rate Payer II             3 Months.
         Designated Maturity:

         Floating Rate Payer                None.
         II Spread:

         Floating Rate Payer                Not Applicable.
         II Compounding:

         Floating Rate Payer                The first day of each Calculation
         II Reset Dates:                    Period.

         Business Days:                     New York.

         Floating Rate Payer                The Net Trust Swap Receipt Carryover
         II Additional Floating             Shortfall Amount, if any, on the
         Amount:                            related Payment Date.

         2. Account Details:

         Payments to Party A:

         [                   ]
         [                   ]
         [                   ]
         ABA: [                   ]
         FAO: [                   ]
         Account No.: [           ]

         Payments to Party B:

         [                   ]
         [                   ]
         [                   ]
         ABA: [              ]
         Clearing Account: [                 ]
         Credit Trust #: [                   ]
         Attn: [         ], ref: [_________________] STUDENT LOAN TRUST [      ]

     3. OTHER TERMS:

         (a) Each capitalized term used in this Confirmation and not defined in this Confirmation or the Definitions shall have the meaning assigned in the Agreement.

         (b) In the event this Transaction terminates prior to the payment of the entire Net Trust Swap Payment Carryover Shortfall or Net Trust Swap Receipt Carryover Shortfall, such amount will remain due and payable and shall be paid in accordance with the terms of the Indenture.

         (c) Each party acknowledges and agrees that, except as provided herein, the scheduled Notional Amount may not be adjusted without the prior written consent of the other party. Party B represents, warrants and covenants that so long as no Early Termination Date has occurred or been effectively designated or any amounts remain due and payable to Party A in respect of this Transaction, Party B will not enter into any swap transaction (other than this Transaction) without the prior written consent of Party A.

         (d) If either party proposes to amend this Transaction pursuant to
Section 6.03(e) of the Trust Agreement among [ ], as depositor, [ ] and [ ], as eligible lender trustee, then the parties will negotiate in good faith and reasonably regarding the terms, conditions and documentation relating to an appropriate amendment to this Transaction and an appropriate amendment payment relating thereto. The effectiveness of such amendment will be subject to the conditions that: (i) the amendment payment, if any, is made by or to Party B on the proposed effective date of such amendment and (ii) no Event of Default or Termination Event has occurred and is continuing on such proposed effective date. For avoidance of doubt, the parties acknowledge and agree that the amendment payment, if any, will be a payment pursuant to Section 2 of this Transaction for purposes of determining Net Trust Swap Payment or Net Trust Swap Receipt, as applicable.

         Please promptly confirm that the preceding correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                            Yours sincerely,

                                            By:____________________________
                                            Name:
                                            Title:

Confirmed as of the date first written:

                                            [_________] STUDENT LOAN TRUST [   ]


                                            By: [                            ],
                                            not in its individual capacity but
                                            solely as Eligible Lender Trustee


                                            By: ________________________________
                                            Name:
                                            Title:

                                   EXHIBIT D

                              CALCULATION PERIOD
                       COMMENCEMENT DATE NOTIONAL AMOUNT

                               APPENDIX A TO THE
                           ADMINISTRATION AGREEMENT

                             DEFINITIONS AND USAGE

                                     USAGE

         The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

            (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

            (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

            (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

            (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                                  DEFINITIONS

         "Act" has the meaning specified in Section 11.03(a) of the Indenture.

         "Additional Fundings" means any withdrawals from the Collateral Reinvestment Account for any of the purposes set forth in Section 2(f) of the Administration Agreement.

         "Additional Guarantor" means a Federal Guarantor (other than an Initial Guarantor) of a Financed Student Loan (other than an Initial Financed Student Loan) which has entered into a guarantee agreement with the Eligible Lender Trustee.

         "Add-On Consolidation Loan" means a Student Loan, the principal balance of which is added to an existing Consolidation Loan within 210 days from the date that the existing Consolidation Loan was made, as required by the Higher Education Act.

         "Add-On Consolidation Loan Funding Date" means each day, prior to the end of the Add-on Period, on which the principal balance of an Add-on Consolidation Loan is added to the principal balance of a Consolidation Loan in the Trust pursuant to Section 6.07 of the Trust Agreement.

         "Add-On Period" means the period starting on the Closing Date and ending on the date that is 210 days from the date that the last Consolidation Loan was originated by the Trust during the Revolving Period.

         "Administration Agreement" means the Administration Agreement dated as of [ ], among the Issuer, the Administrator and the Indenture Trustee.

         "Administration Fee" means, with respect to each Monthly Payment Date, an amount equal to one-twelfth of the product of: (i) 0.05% and (ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such Monthly Payment Date.

         "Administrator" means [ ], a [ ] corporation, in its capacity as administrator of the Issuer and the Financed Student Loans.

         "Administrator Default" shall have the meaning set forth in Section 12 of the Administration Agreement.

         "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 2(b)(ii) of the Administration Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "[___________________________________]" means [        ], a Delaware
corporation.

         "Assignment" means a duly executed assignment delivered pursuant to
Section 3.02 of the Loan Sale Agreement in the form set forth in Exhibit F to such Agreement.

         "Authorized Officer" means: (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Seller, the Servicer and the Administrator, any officer or other authorized representative of the Seller, the Servicer or the Administrator, respectively, who is authorized to act for the Seller, the Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and to be acted upon by the Seller, the Servicer or the Administrator, respectively, pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller, the Servicer and the Administrator, respectively, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Funds" means, with respect to a Quarterly Payment Date and the related Collection Period, the sum of: (1) the amounts specified in clauses (i) through (vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period,
(2) any Trust Swap Receipt Amount and the remainder of any Termination Payment received by the Trust with respect to such Quarterly Payment Date and (3) at the end of the Revolving Period, the amount deposited from the Prefunding Account to the Collection Account pursuant to Section 2(k)(iv) of the Administration Agreement; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available first from the Prefunding Account and second from the Reserve Account, to pay any of the items specified in clauses (v)(A) through (v)(C) of Section 2(d) of the Administration Agreement, then the Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted the Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude: (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) except as expressly included in clause (iv) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account pursuant to Section 2(d)(i) of the Administration Agreement and, after the end of the Revolving Period, any expenditure of the Net Principal Cash Flow Amount used to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

         "Basic Documents" means the Trust Agreement, the Indenture, the Loan Sale Agreement, the Servicing Agreement, the Administration Agreement, the Depository Agreement, the Guarantee Agreements, any Swap Agreement and other documents and certificates delivered in connection with any thereof.

         "Billing Account" means those combined loans of a Borrower with the same lender and branch, which loans are in the same status, and are the same loan type, and are guaranteed by the same Guarantor and which require the same processing and billing requirements. Stafford Loans which are already in repayment and being serviced by the Servicer will not be merged with new Stafford Loans for the same Borrower, and each such Stafford Loan will be treated as a separate Billing Account.

         "Book-Entry Note" means a beneficial interest in the Senior Notes and the Subordinate Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

         "Borrower" means an individual who is the maker of a Borrower Note and who obtains a Student Loan from an "eligible lender" in accordance with the Higher Education Act and the policies and procedures of a Guarantor.

         "Borrower Incentive Programs" means the incentive program of the Administrator which provides that Borrowers of Federal Consolidation Loans whose applications were received during the period from [ ] through [ ] and make their first 48 payments on time may receive a [ ] per annum interest rate reduction for the remaining term of their Consolidation Loan and if such Borrowers use the [ ] auto-debit system to remit payments directly from their bank accounts, such Borrowers may receive a [ ] per annum interest rate reduction on their Student Loans, as such program may be modified from time to time.

         "Borrower Note" means a promissory note of a Borrower for a Student Loan set forth on the appropriate form furnished by the Guarantor which Borrower Note meets the criteria set forth by the Higher Education Act and the policies and procedures of the Guarantor.

         "Business Day" means any day other than: (i) a Saturday or a Sunday, or (ii) a day on which banking institutions or trust companies in the States of [ ] or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law, regulation or executive order to remain closed.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.3801 et seq., as the same may be amended from time to time.

         "Capitalized Interest Amount" means for any Monthly Collection Period or other period of determination, the amount of interest that accrued on the Financed Student Loans during such period but was not then payable and that has been or will, pursuant to the terms of such Financed Student Loans, be capitalized and added to the principal balances of such loans.

         "Certificate Of Trust" means the Certificate of Trust in the form of Exhibit A to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Choice Rates(TM) Program" means the Incentive Program of the Administrator which provides that Borrowers of Stafford Loans whose loans were disbursed on or after [ ] and who make their first 48 payments on time receive a [ ] per annum interest rate reduction for the remaining term of their Student Loan, as such program may be modified from time to time.

         "Choice Repay(TM) Program" means the Incentive Program of the Administrator which provides for Borrowers of Stafford Loans whose loans were disbursed on or after [ ] and who use the [ ] auto-debit system to remit payments directly from their bank accounts to receive a [ ] per annum interest rate reduction on their Student Loans, as such program may be modified (with notice to the Rating Agencies) after the Cutoff Date, other than as it may be modified to increase such interest rate reduction.

         "Class A-1 Note" means a Class A-1 Floating Rate Asset- Backed Senior
Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

         "Class A-1 Note Final Maturity Date" means the [ ] Quarterly Payment Date.

         "Class A-1 Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-1 Notes divided by the original outstanding principal amount of the Class A-1 Notes. The Class A-1 Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-1 Note Pool Factor will decline to reflect reductions in the outstanding principal amount of the Class A-1 Notes.

         "Class A-1 Note Rate" means, with respect to any Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to Three-Month LIBOR for the related LIBOR Reset Period plus 0.08%.

         "Class A-1 Noteholder" means the Noteholder of a Class A-1 Note.

         "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of: (i) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the then current Class A-1 Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

         "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of: (i) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the outstanding principal balance of the Class A-1 Notes on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to holders of Class A-1 Notes on such date) or, in the case of first Quarterly Payment Date, on the Closing Date and (ii) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

         "Class A-2 Note" means a Class A-2 Floating Rate Asset- Backed Senior
Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

         "Class A-2 Note Final Maturity Date" means the [ ] Quarterly Payment Date.

         "Class A-2 Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-2 Notes divided by the original outstanding principal amount of the Class A-2 Notes. The Class A-2 Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Class A-2 Notes.

         "Class A-2 Note Rate" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to Three-Month LIBOR for the related LIBOR Reset Period plus 0.20%.

         "Class A-2 Noteholder" means the Noteholder of a Class A-2 Note.

         "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of: (i) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law at the then current Class A-2 Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

         "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of: (i) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to holders of Class A-2 Notes on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (ii) the Class A-2 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date;

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means [                   ].

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of the Indenture.

         "Collateral Reinvestment Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

         "Collateral Reinvestment Account Trigger" will be triggered with respect to any Monthly Collection Period during the Revolving Period if: (a)
(1) Three-Month LIBOR for the related LIBOR Reset Period exceeds (2) the greater of the T-Bill Rate for the preceding calendar month and (b) the 91-Day Treasury Bill rate in effect for the variable rate Student Loans effective as of the preceding [ ], is more than [ ]; provided that the Collateral Reinvestment Account Trigger may be modified for any reason (including as a result of the Trust entering into one or more Swap Agreements) upon satisfaction of the Rating Agency Condition.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

         "Collection Account Closing Date Deposit" means [     ].

         "Collection Period" means, with respect to the first Quarterly Payment Date, the period beginning on the Cutoff Date and ending on [ ], and with respect to each subsequent Quarterly Payment Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

         "Commission" means the Securities and Exchange Commission.

         "Company" means [     ].

         "Consolidation Fee" means any Federal Origination Fee, Monthly Rebate Fee or similar fee payable to the Department relating to the origination or ownership of Consolidation Loans.

         "Consolidation Loan" means a Student Loan made pursuant to the Higher Education Act to consolidate the Borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loans.

         "Corporate Trust Office" means: (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at [ ], Attention: [ ] or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Seller) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at [ ] Attention: [ ] or at such other address as the Eligible Lender Trustee may designate by notice to the Seller or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Seller.

         "Custodian" means [ ], in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

         "Cutoff Date" means [     ].

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Deferral" means the period defined by the Higher Education Act and the policies of the related Guarantor during which a Borrower (in Repayment) is entitled to postpone making payments upon the submission of appropriate documentation.

         "Deferral Loan" means a Student Loan during a period of Deferral.

         "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

         "Delaware Trust" has the meaning specified in Section 10.01 of the Trust Agreement.

         "Delaware Trustee" has the meaning set forth in Section 10.01 of the Trust Agreement.

         "Deleted Student Loan" has the meaning specified in Section 3.02 of the Loan Sale Agreement.

         "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans and which either: (a) are over 210 days delinquent or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balance of the Financed Student Loans which are Repayment Loans.

         "Delivery" when used with respect to Trust Account Property means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"), transfer of possession thereof to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank;

            (b) with respect to a certificated security:

            (i) delivery thereof in bearer form to the Indenture Trustee; or

            (ii) delivery thereof in registered form to the Indenture Trustee and

                  (A) the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or

                  (B) the certificate is registered in the name of the
            Indenture Trustee, upon original issue or registration of transfer by the issuer;

            (c) with respect to an uncertificated security:

            (i) the delivery of the uncertificated security to the Indenture Trustee; or

            (ii) the issuer has agreed that it will comply with instructions originated by the Indenture Trustee without further consent by the registered owner;

            (d) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

            (i) a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

            (ii) the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee's securities account;

            (e) with respect to a security entitlement:

            (i) the Indenture Trustee becomes the entitlement holder; or

            (ii) the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee

            (f) without further consent by the entitlement holder; for the purpose of clauses (b) and (c) hereof "delivery" means:

            (i) with respect to a certificated security:

                  (A) the Indenture Trustee acquires possession thereof;

                  (B) another person (other than a securities intermediary)
            either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

                  (C) a securities intermediary acting on behalf of the
            Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

            (ii) with respect to an uncertificated security:

                  (A) the issuer registers the Indenture Trustee as the
            registered owner, upon original issue or registration of transfer;
            or

                  (B) another person (other than a securities intermediary)
            either becomes the registered owner thereof on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

            (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

            (i) "certificated security"

            (ii) "effective endorsement"

            (iii) "entitlement holder"

            (iv) "instrument"

            (v) "securities account"

            (vi) "securities entitlement"

            (vii) "securities intermediary"

            (viii) "uncertificated security"

            (h) in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

         "Department" means the United States Department of Education, an agency of the Federal government.

         "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

         "Depository Agreement" means, the agreement with respect to the Notes attached to the Indenture as Exhibit B.

         "Determination Date" means, with respect to any Monthly Payment Date, the third Business Day preceding such Monthly Payment Date.

         "Early Amortization Event" means any of the following events:

              (i) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

              (ii) an Insolvency Event occurring with respect to the Seller;

              (iii) the Issuer becoming subject to registration as an investment company under the Investment Company Act of 1940, as amended;

              (iv) as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans the Borrowers of which use such loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds 35.00% of the Pool Balance; (v) as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceed 50.00% of the Pool Balance; or

              (vi) the Excess Spread, with respect to each of any two successive Quarterly Payment Dates, is less than 0.50%, or

              (vii) the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods exceeds 20.00%.

         "Educational Institution" means any institution of higher education that participates in the guaranteed loan programs authorized by Title IV of the Higher Education Act and which is deemed eligible by a Guarantor to participate in such Guarantor's program.

         "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), which: (i) has: (A) either a long-term senior unsecured debt rating of "AAA" by S&P and if rated by Fitch, "AAA" by Fitch or a short-term senior unsecured debt or certificate of deposit rating of "A-1+" by S&P and if rated by Fitch, "F-1+" by Fitch and (B)(1) a long-term senior unsecured debt rating of "A1" or better and (2) a short-term senior unsecured debt rating of "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

         "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Quarterly Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

            (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

            (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

            (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

            (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

            (g) any other investment permitted by each of the Rating Agencies as set forth in a writing delivered to the Indenture Trustee.

         No obligation will be considered to be rated in the highest investment category if it has an "r" highlighter affixed to its rating.

         Fitch shall be considered to be a "Rating Agency" for the purpose of assessing the eligibility hereunder of any investment pursuant to clause (b),
(c), (d), (e), and (f) only if Fitch is providing a rating which can be used, pursuant to the terms of the applicable clause, to assess such investment.

         "Eligible Lender Trustee" means [ ], National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.

         "Event Of Default" has the meaning specified in Section 5.01 of the Indenture.

         "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of (a) four and (b) the difference between: (x) the sum of: (i) the Expected Interest Collections for such Quarterly Payment Date and (ii) the Trust Swap Receipt Amounts, if any, for such Quarterly Payment Date and (y) the sum of:
(i) the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees, (ii) the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees, (iii) the Senior Noteholders' Interest Distribution Amount for such Quarterly Payment Date and the Trust Swap Payment Amounts, if any, for such Quarterly Payment Date, and (iv) the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date, and the denominator of which is the average of the amount of the Pool Balance calculated as of the first and the last day of the related Collection Period.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchanged Serial Loan" means a Serial Loan owned by the Seller to be exchanged into the Trust for an Exchanged Student Loan.

         "Exchanged Student Loan" means a Financed Student Loan that: (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the Serial Loan for which it is to be exchanged (an "Exchanged Serial Loan") and (ii) will not, at any level of such interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of: (i) the amount of interest accrued, net of accrued Monthly Rebate Fees and other amounts required by the Higher Education Act to be paid to the Department, with respect to the Financed Student Loans for the related Student Loan Rate Accrual Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for such Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of Federal Origination Fees) and (iii) Investment Earnings for such Student Loan Rate Accrual Period.

         "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Federal Guarantor" means a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the Financed Student Loans, which agency is reinsured by the Department under the Higher Education Act for between: (x) 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to [ ], for 78% to 98% of default claims paid for loans disbursed on or after [ ] but prior to [ ] any (y) 75% to 95% of the amount of default claims paid to by such Federal Guarantor for a given federal fiscal year for loans disbursed on or after [ ] and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

         "Federal Origination Fee" means, with respect to each Consolidation Loan that is originated by the Eligible Lender Trustee on behalf of the Issuer and each Add-on Consolidation Loan that is added to the principal balance of a Consolidation Loan, the origination fee payable to the Department equal to 0.5% of the initial principal balance of such Consolidation Loan or Add-on Consolidation Loan.

         "Financed Student Loans" means those Student Loans that, as of any date of determination, have been conveyed to the Issuer, consisting of the Initial Financed Student Loans as of the Closing Date and, thereafter, any Prefunded Loans, Serial Loans or New Loans conveyed to the Issuer from the Seller, any Consolidation Loans originated by the Trust as provided in Section
6.07 of the Trust Agreement, any Consolidation Loans the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan as provided in Section 6.07 of the Trust Agreement and any Qualified Substitute Student Loans conveyed to the Issuer as provided in
Section 3.02 of the Loan Sale Agreement.

         "Fitch" means Fitch, Inc.  or any successor thereto.

         "Forbearance Loan" means a Student Loan during a period of forbearance of loan collections pursuant to the Higher Education Act.

         "Grace" means the initial period following reduction by the student Borrower to less than the minimum course load required by the Higher Education Act, during which the student Borrower is not required to make payments on the principal amount of the Borrower Note(s).

         "Grace Loan" means a Student Loan during a period of Grace.

         "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Guarantee Agreement" means each agreement to guarantee Student Loans entered into by the Eligible Lender Trustee on behalf of the Trust with a Guarantor.

         "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

         "Guarantor" means the Initial Guarantors and any Additional Guarantors.

         "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

         "Incentive Financed Student Loan" means a Financed Student Loan which is subject to an Incentive Program other than the Seller's Choice Repay(TM) Program.

         "Incentive Interest Deposit" means, with respect to each Monthly Collection Period and Collection Period and each Incentive Financed Student Loan, the difference, if any, between the amount of interest or other amounts which would have been payable with respect to such Incentive Financed Student Loan during such Monthly Collection Period or Collection Period, as applicable, had no Incentive Program been in effect with respect to such Incentive Financed Student Loan and the amount of interest and other amounts which were payable with respect to such Incentive Financed Student Loan during such Monthly Collection Period or Collection Period, as applicable, after giving effect to such Incentive Program.

         "Incentive Program" means any program terminable at will by the Administrator pursuant to which the Administrator may choose to reduce the interest rate or offer any other benefit on a Student Loan, and shall initially include the Seller's Choice Rates(TM) and Choice Repay(TM) Programs and the Borrower Incentive Program, as such program may be modified from time to time.

         "Indenture" means the Indenture dated as of [ ], between the Issuer and the Indenture Trustee.

         "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Indenture Trustee" means [ ], a [ ] corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person: (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons,
(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

         "Initial Financed Student Loans" means those Financed Student Loans conveyed to the Issuer on the Closing Date and listed on the Schedule of Student Loans on such date.

         "Initial Guarantors" means [ ], a [ ] corporation, and its successors and certain other Federal Guarantors.

         "Initial Pool Balance" means [     ].

         "In-School Loan" means a Student Loan during the period, excluding periods of in-school Deferral, during which a student Borrower is enrolled at an Educational Institution for at least the minimum course load required to maintain such student Borrower's eligibility to borrow under the education loan programs administered by the Guarantor.

         "Insolvency Event" means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

         "Investment Earnings" means, with respect to any Monthly Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Monthly Payment Date or Quarterly Payment Date, as applicable, pursuant to Section 2(c)(v) of the Administration Agreement.

         "Issuer" means [___________________________________] Student Loan
Trust [ ] until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "LIBOR Determination Date" means: (a) with respect to any Quarterly Interest Period, other than the initial Quarterly Interest Period, the day that is the second business day prior to the commencement of the LIBOR Reset Period within such Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) and
(b) with respect to the initial Quarterly Interest Period, as determined pursuant to clause (a) for the period from the Closing Date to but excluding [ ] and as determined on the second Business Day prior to [ ] for the period from [ ] to but excluding [ ]. For purposes of this definition, a business day is any day in which banks in the City of London and The City of New York are open for the transaction of international business.

         "LIBOR Reset Period" means the three-month period commencing on the twenty-eighth day (or, if any such day is not a Business Day, on the next succeeding Business Day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Student Loan by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Student Loan" means any defaulted Financed Student Loan liquidated by the Servicer or which the Servicer has, after using all reasonable efforts to realize upon the such Student Loan, determined to charge off.

         "Liquidation Proceeds" means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries, net of the sum of any reasonable out-of-pocket expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Borrower on such Liquidated Student Loan.

         "Loan Purchase Amount" means with respect to a Prefunded Loan, a New Loan or a Serial Loan to be purchased from the Seller by the Issuer, an amount equal to the sum of: (i) the Purchase Collateral Balance and (ii) the Purchase Premium Amount; provided, however, that after the Revolving Period, the Purchase Premium Amount payable in respect of the purchase of a Serial Loan will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date in accordance with
Section 2.02(c) of the Loan Sale Agreement; and provided, further, that if the Parity Date occurs before the end of the Revolving Period, then, from the Parity Date to the end of the Revolving Period, the Purchase Premium Amount payable in respect of the purchase of a Serial Loan or a New Loan will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date that is available after all distributions from such excess having a higher priority than payment of such Purchase Premium Amounts have been made in accordance with Section 2(e) of the Administration Agreement; provided, however, that the Loan Purchase Amount for any Exchanged Serial Loan shall not include any Purchase Premium Amount.

         "Loan Sale Agreement" means the Loan Sale Agreement dated as of [ ], among the Issuer, [ ], the Seller, and the Eligible Lender Trustee.

         "Loan Services" means [ ], [ ] corporation.

         "Minimum Purchase Price" means, as to any Quarterly Payment Date, an amount equal to the greater of: (i) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and (ii) an amount that would be sufficient to: (A) reduce the outstanding principal amount of the Notes then outstanding on such Quarterly Payment Date to zero, (B) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date (without giving effect to the Subordinate Note Trigger), (C) pay to any Swap Counterparties all amounts owed by the Trust to any Swap Counterparties under the Swap Agreements, and (D) pay to the Servicer and the Administrator all amounts owed to such entities under any of the Basic Documents.

         "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Servicer on the Financed Student Loans during such Collection Period (net, for the first Collection Period, of interest accrued prior to the Cut-off Date that is not to be capitalized) and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Financed Student Loans; (iii) all Liquidation Proceeds from any Financed Student Loans which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods, in each case which have been received by the Servicer and remitted to the Indenture Trustee; (iv) that portion of the amounts released from the Collateral Reinvestment Account and the Prefunding Account with respect to Additional Fundings relating to those interest costs on the Financed Student Loans which are or will be capitalized and any amounts transferred on a Determination Date from the Collateral Reinvestment Account to the Collection Account pursuant to Section 2(f)(i)(E) of the Administration Agreement; (v) the aggregate Purchase Amounts received by the Indenture Trustee for those Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period;
(vi) Investment Earnings for such Monthly Payment Date; and (vii) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than an Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to the application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available from the Prefunding Account and from the Reserve Account, to pay any of the items specified in
Section 2(d)(iv) of the Administration Agreement, then the Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that the Monthly Available Funds will exclude: (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which has been included in the Monthly Available Funds for a prior Monthly Collection Period, (B) except as expressly included in clause (iv) above, amounts released from the Collateral Reinvestment Account, (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account pursuant to Section 2(d)(i) of the Administration Agreement and, after the end of the Revolving Period, any expenditure of the Net Principal Cash Flow Amount used to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during such Monthly Collection Period.

         "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

         "Monthly Payment Date" means the [twenty-eighth] day of each month (or, if any such date is not a Business Day, on the next succeeding Business
Day) commencing [ ].

         "Monthly Rebate Fee" means, for each calendar month and with respect to each Consolidation Loan that was originated on or after [ ] (except for Consolidation Loans referred to in clause (B) below), the fee payable to the Department equal to the product of: (x) one-twelfth, (y) (A) with respect to all of the Consolidation Loans (other than those, the applications of which have been received during the period from October [ ] through January [ ]), 1.05% or (B) with respect to Consolidation Loans, the applications of which have been received during the period from October [ ] through January [ ], 0.62% and (z) the outstanding principal balance of such Consolidation Loan (including any increases in the principal balance of a Consolidation Loan due to the addition of the principal balance of a related Add-on Consolidation
Loan) plus accrued interest on such Consolidation Loan as of the last day of such month.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Principal Cash Flow Amount" means, as of any date, the Principal Cash Flow Amount (calculated for the Collection Period ending in the preceding calendar month or, if no Collection Period ended in the preceding calendar month, calculated for each preceding calendar month during the current Collection Period) minus, after the Revolving Period, the Capitalized Interest Amount for such Collection Period or for each such preceding calendar month, as the case may be.

         "Net Trust Swap Payment" means, with respect to any Quarterly Payment Date, the difference, if negative, between the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by any Swap Counterparty to the Trust on a Quarterly Payment Date and the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by the Trust to such Swap Counterparty on such Quarterly Payment Date pursuant to Section 2 of a Swap Agreement.

         "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which amounts are still owing to any Swap Counterparty in respect of a Swap Agreement, the excess of: (i) the Trust Swap Payment Amount for such Swap Agreement on the preceding Quarterly Payment Date over (ii) the amount actually received by such Swap Counterparty out of the Available Funds or the Reserve Account on such preceding Quarterly Payment Date plus interest on such excess from such preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three-Month LIBOR for the related Quarterly Interest Period.

         "Net Trust Swap Receipt" means, with respect to any Quarterly Payment Date, the difference, if positive, between the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by any Swap Counterparty to the Trust on a Quarterly Payment Date and the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by the Trust to such Swap Counterparty on such Quarterly Payment Date pursuant to Section 2 of a Swap Agreement.

         "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which amounts are still owing to the Trust in respect of a Swap Agreement, the excess of: (i) the Trust Swap Receipt Amount for such Swap Agreement on the preceding Quarterly Payment Date over (ii) the amount actually paid by the related Swap Counterparty to the Trust on such preceding Quarterly Payment Date plus interest on such excess from such preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three-Month LIBOR for the related Quarterly Interest Period.

         "New Loan" means a Financed Student Loan which: (i) is made by an eligible lender under the Higher Education Act to a Borrower who is not a Borrower under any Initial Financed Student Loan, (ii) is made under a loan program which existed as of the Closing Date, and (iii) is guaranteed by a Guarantor.

         "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Rate" means any one of the Class A-1 Note Rate, the Class A-2 Note Rate or the Subordinate Note Rate, as the case may be.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04 of the Indenture.

         "Noteholder" means the Person in whose name a Note is registered in the Note Register.

         "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount.

         "Notes" means, collectively, the Class A-1 Notes, Class A-2 Notes and the Subordinate Notes.

         "Obligor" on a Student Loan means the borrower or co-borrowers of such Student Loan and any other Person who owes payments in respect of such Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

         "Officers' Certificate" means: (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee and (ii) in the case of the Seller, the Servicer or the Administrator, a certificate signed by any two Authorized Officers of the Seller, the Servicer or the Administrator, as appropriate.

         "Opinion Of Counsel" means: (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee and (ii) with respect to the Seller, the Administrator, the Servicer or a Federal Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Servicer or such Federal Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

              (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

              (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

              (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Noteholders of the requisite Outstanding amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

         "Parity Date" means the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on such date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

         "Person" means any individual, corporation, estate, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Property" has the meaning assigned to such term as the definition of "Delivery" above.

         "Plus Loan" means a Student Loan designated as such that is made under the Parent Loans to Undergraduate Students Program pursuant to the Higher Education Act.

         "Pool Balance" means, as of the close of business on the last day of any Collection Period, the aggregate principal balances of the Financed Student Loans as of such day (including accrued interest thereon for the immediately preceding Collection Period to the extent such interest will be capitalized upon commencement of repayment, excluding any Purchased Student Loans and Liquidated Student Loans).

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt is the mutilated, lost, destroyed or stolen Note.

         "Prefunding Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

         "Prefunded Loans" means those Financed Student Loans acquired by the Issuer with funds on deposit in the Prefunding Account.

         "Prefunding Account Closing Date Deposit" means $[     ].

         "Principal Cash Flow Amount" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period, or with respect to any other date of determination, the sum of the following amounts with respect to the period specified: (i) that portion of all collections received by the Servicer and remitted to the Indenture Trustee on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) all Liquidation Proceeds attributable to the principal amount of Financed Student Loans which became Liquidated Student Loans during such Collection Period, or such other specified period, in accordance with the Servicer's customary servicing procedures and have been received by the Servicer during such Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on such Financed Student Loans; (iii) to the extent attributable to principal, the Purchase Amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant which arose during the related Collection Period or such other specified period; and (iv) the Principal Distribution Adjustment; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period and if the Revolving Period terminated during the related Collection Period, will exclude the amount of collections in respect of principal on the Financed Student Loans during such Collection Period that were applied by the Issuer during the Collection Period to purchase New Loans with amounts on deposit in the Collateral Reinvestment Account or that were on deposit in the Collateral Reinvestment Account at the end of the Revolving Period.

         "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date, the amount of the Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to Noteholders to account for: (i) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a Borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a Borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of: (x) $100,000 and
(y) the amount of any Reserve Account Excess after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Company out of such excess.

         "Principal Distribution Amount" means, with respect to any Quarterly Payment Date occurring after the Revolving Period, the Net Principal Cash Flow Amount for such Quarterly Payment Date minus the sum of: (i) any funds remitted to the Seller during the preceding Collection Period for the Purchase Collateral Balance of Serial Loans and (ii) any funds which are applied during the preceding Collection Period to fund the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a related Consolidation Loan.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase Amount" means, with respect to a Financed Student Loan other than a Serial Loan to be purchased from the Issuer, the amount required, as of the close of business on the last day of a Monthly Interest Period or Quarterly Interest Period, as applicable, to prepay in full the respective Student Loan under the terms thereof including all accrued borrower interest thereon; provided, however, that the Purchase Amount for a Financed Student Loan, which is being repurchased by the Seller as a result of a breach of the representation and warranty provided for in the last sentence of the first paragraph of Exhibit C to the Loan Sale Agreement will be calculated without regard to any amount which the Seller has advanced with respect to such loan and which was not reflected by the principal balance of such loan as of the Cutoff Date (or the applicable Subsequent Cutoff Date, as the case may be) after the loan was sold into the Trust.

         "Purchase Collateral Balance" means with respect to a Prefunded Loan, a New Loan or a Serial Loan to be purchased by the Issuer, an amount equal, as of the related Subsequent Cut-off Date, to the principal balance of such loan plus accrued borrower interest thereon if and to the extent that such interest is not then payable and will, pursuant to the terms of such loan, be capitalized and added to the principal balance of such loan.

         "Purchase Premium Amount" means with respect to a Prefunded Loan, a New Loan or a Serial Loan (other than an Exchanged Serial Loan) to be purchased by the Issuer, an additional amount to the Purchase Collateral Balance equal to the sum of: (i) an amount not to exceed 1.5% of the related Purchase Collateral Balance and (ii) accrued borrower interest on the principal balance owed by the applicable Borrower thereon to the extent that such interest will not be capitalized.

         "Purchased Student Loan" means a Financed Student Loan purchased as of the close of business on the last day of a Monthly Collection Period or Collection Period, as applicable, by the Servicer pursuant to Section 3.05 of the Servicing Agreement or repurchased by the Seller pursuant to Section 3.02 of the Loan Sale Agreement.

         "Qualified Substitute Student Loan" means a Student Loan that: (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the related Deleted Student Loan for which it is to be substituted, and (ii) will not, at any level of such interest rate index, have an interest rate that is less than that of such Deleted Student Loan.

         "Quarterly Payment Date" means the Monthly Payment Date occurring in each [ ], [ ], [ ] and [ ], commencing with the Monthly Payment Date occurring in [ ]

         "Quarterly Interest Period" means, with respect to a Quarterly Payment Date, the period from and including the Quarterly Payment Date immediately preceding such Quarterly Payment Date (or in the case of the first Quarterly Payment Date, the Closing Date) to but excluding such Quarterly Payment Date. In the case of the initial Quarterly Interest Period, interest will accrue for the period from the Closing Date to but excluding [ ] (computed on the basis of the actual number of days elapsed in such Quarterly Interest Period over a year of 360 days) based on Three-Month LIBOR as determined on the initial LIBOR Determination Date and interest will accrue for the period from July [ ] to but excluding October [ ] (computed on the basis of the actual number of days elapsed in such Quarterly Interest Period over a year of 360 days) based on Three-Month LIBOR as determined on the LIBOR Determination Date in July [ ].

         "Rating Agency" means Moody's, S&P and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes.

         "Rating Agency Swap Condition" means, with respect to any new Swap Agreement or amendment to a Swap Agreement, that: (a) the Swap Counterparty has a counterparty rating of at least "A2" by Moody's or "A" by S& P; (b) each Rating Agency shall have been given ten days' prior written notice of the name of the related Swap Counterparty and the terms of the related Swap Agreement; and (c) prior to the expiration of ten days following such notice that none of the Rating Agencies shall have notified the Administrator, the Seller, the Servicer, the Eligible Lender Trustee or the Indenture Trustee in writing that such action will result in and of itself in a reduction, withdrawal or placement of credit watch on the then current rating of the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes.

         "Realized Losses" means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over Liquidation Proceeds to the extent allocable to principal.

         "Record Date" means, with respect to a Quarterly Payment Date or a Redemption Date, the close of business on the twenty-seventh day of the calendar month in which such Quarterly Payment Date or Redemption Date occurs (whether or not such date is a Business Day).

         "Recoveries" means, with respect to any Liquidated Student Loan, all monies in respect thereof, from whatever source, that have been received by the Servicer and remitted to the Indenture Trustee during any Monthly Collection Period or Collection Period, as applicable, following the Monthly Collection Period or Collection Period, as applicable, in which such Financed Student Loan became a Liquidated Student Loan, net of the sum of all reasonable amounts expended by the Servicer for the account of any Obligor to the extent not previously reimbursed from Liquidation Proceeds or otherwise and any amounts required by law to be remitted to the Obligor.

         "Redemption Date" means in the case of a payment to the Noteholders pursuant to Section 10.01 of the Indenture, the Quarterly Payment Date specified by the Administrator or the Issuer pursuant to Section 10.01 (b) or
(c) of the Indenture.

         "Redemption Price" means, in the case of a payment made to the Noteholders pursuant to Section 10.01 (b) or (c) of the Indenture, the Outstanding Amount of the Notes and all accrued and unpaid interest thereon.

         "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

         "Repayment" means the period of time during which a Borrower is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Borrower Note(s) executed by such Borrower.

         "Repayment Loan" means a Student Loan during a period of Repayment.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

         "Reserve Account Excess" has the meaning specified in Section 2(e)(ii) of the Administration Agreement.

         "Reserve Account Initial Deposit" means [     ].

         "Reserve Account Trigger" will be triggered with respect to a Quarterly Payment Date if: (a) Three-Month LIBOR for the related LIBOR Reset Period exceeds (b) the greater of (1) the T-Bill Rate for the related Quarterly Interest Period and (2) the 91-Day Treasury Bill rate in effect for the variable rate Student Loans effective as of the preceding July 1, by more than 1.25%; provided that the Reserve Account Trigger may be modified for any reason (including as a result of the Trust entering into one or more Swap Agreements) upon satisfaction of the Rating Agency Condition.

         "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Revolving Period" means the period from the close of business on the Closing Date until the first to occur of: (i) an Early Amortization Event or
(ii) the last day of the Collection Period preceding the April [ ] Quarterly Payment Date.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "Schedule Of Student Loans" means the listing of the Financed Student Loans set forth in Schedule A to the Loan Sale Agreement and to the Indenture (which Schedule may be in the form of microfiche) as the same may be amended from time to time.

         "Secretary" means the Secretary of the Department, or any predecessor or successor to the functions thereof under the Higher Education Act.

         "Securities Act" means the federal Securities Act of 1933, as amended.

         "Seller" means [___________________________________], in its capacity as seller of the Financed Student Loans.

         "Senior Noteholder" means the Noteholder of a Senior Note.

         "Senior Notes" means collectively, the Class A-1 Notes and the Class A-2 Notes.

         "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

         "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of: (i) the Class A-1 Noteholders' Interest Distribution Amount and (ii) the Class A-2 Noteholders' Interest Distribution Amount, each for such Quarterly Payment Date.

         "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of: (i) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment Date over
(ii) the amount of principal actually distributed to the Senior Noteholders on such Quarterly Payment Date.

         "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated on or prior to the end of the related Collection Period with respect to such Quarterly Payment Date), the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the outstanding aggregate principal balance of the Senior Notes. In addition: (i) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and
(ii) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

         "Senior Notes" means, collectively, the Class A-1 Notes and the Class A-2 Notes.

         "Serial Loan" means a Financed Student Loan which: (i) is made by an eligible lender under the Higher Education Act to a Borrower who is also a Borrower under at least one outstanding Financed Student Loan and is acquired by the Seller, (ii) is made under the same federal loan program as such Financed Student Loan, (iii) has the same Guarantor as such Financed Student Loan and (iv) has a final maturity date during or before the Collection Period preceding the Subordinate Note Final Maturity Date.

         "Servicer" means [_________], in its capacity as servicer of the Financed Student Loans or any permitted Successor Servicer.

         "Servicer Default" means an event specified in Section 6.01 of the Servicing Agreement.

         "Servicer Liability Limit" has the meaning specified in Section 3.05(a) of the Servicing Agreement.

         "Servicer Liability Period" has the meaning specified in Section 3.05(a) of the Servicing Agreement.

         "Servicing Agreement" means the Servicing Agreement dated as of [ ], among the Issuer, the Servicer, the Seller and the Eligible Lender Trustee.

         "Servicing Fee" has the meaning specified in Section 3.06 of the Servicing Agreement.

         "Servicing Fee Shortfall" has the meaning specified in Section 3.06 of the Servicing Agreement.

         "SLS Loan" means a Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

         "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

         "Specified Reserve Account Balance" with respect to any Quarterly Payment Date means the greatest of: (a) [ ] of the principal balance of the Notes after taking into account the effect of distributions on such Quarterly Payment Date, (b) $[ ] after giving effect to payments on the Quarterly Payment Date and (c) if the Reserve Account Trigger is triggered with respect to such Quarterly Payment Date, the outstanding principal amount of the Notes after giving effect to payments on the Quarterly Payment Date; provided, however, that in no event shall the Specified Reserve Account Balance exceed the outstanding principal balance of the Notes.

         "Stafford Loan" means a Student Loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.

         "State" means any one of the 50 States of the United States of America, the trust territories of the United States, or the District of Columbia.

         "Student Loan" means an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and guaranteed in accordance with the policies and procedures of the Guarantor.

         "Student Loan Files" means the documents relating to the Financed Student Loans specified in Section 2.01 of the Servicing Agreement.

         "Student Loan Rate Accrual Period" means, with respect to any Quarterly Interest Date, the Collection Period preceding such Quarterly Payment Date.

         "Subordinate Note" means a Class B Floating Rate Asset-Backed Subordinate Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

         "Subordinate Note Final Maturity Date" means the [ ] Quarterly Payment Date.

         "Subordinate Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal balance of the Subordinate Notes divided by the original outstanding principal balance of the Subordinate Notes. The Subordinate Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Subordinate Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Subordinate Notes.

         "Subordinate Note Rate" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to Three-Month LIBOR for the related LIBOR Reset Period plus [ ], provided that if the Subordinate Note Trigger is triggered with to respect any Quarterly Payment Date, the Subordinate Note Rate shall equal zero until the Subordinate Note Trigger is no longer triggered.

         "Subordinate Note Trigger" shall be triggered on any Quarterly Payment Date and with respect to the related Quarterly Interest Period if: (a) the Pool Balance as of the last day of the related Collection Period plus the amount on deposit in the Reserve Account, the Collateral Reinvestment Account and the Prefunding Account is less than (b) [ ] of the aggregate principal amount of the Notes after giving effect to all distributions on such Quarterly Payment Date, and shall remain triggered with respect to each succeeding Quarterly Interest Period until the earlier of: (1) the first day of the Quarterly Interest Period relating to the Quarterly Payment Date on which the amount calculated in clause (a) above equals or exceeds 100.00% of the aggregate principal amount of the Notes after giving effect to all distributions on such Quarterly Payment Date and (2) the first day of the Quarterly Interest Period relating to the Quarterly Payment Date on which the outstanding principal amount of the Senior Notes is reduced to zero.

         "Subordinate Noteholder" means the Noteholder of a Subordinate Note.

         "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

         "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of: (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the then current Subordinate Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

         "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of: (i) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to Subordinate Noteholders on such Quarterly Payment
Date) or, in the case of the first Quarterly Payment Date, on the Closing Date, (ii) the Subordinate Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date and (iii) with respect to the first Quarterly Payment Date on which the Subordinate Note Trigger is not triggered following a Quarterly Payment with respect to which the Subordinate Note Trigger was triggered, the amount that would have been calculated pursuant to clause (i) above for all Quarterly Payment Dates for which the Subordinate Note Trigger was in effect calculated as if the Subordinate Note Trigger was not in effect (and not previously included in Subordinate Noteholders' Interest Distribution Amount) plus interest thereon at the Subordinate Note Rate for each Quarterly Interest Period while the Subordinate Note Trigger was triggered. Payments with respect to the Subordinate Noteholders' Interest Distribution Amount shall be allocated first with respect to clause (i) above, second with respect to clause (ii) above and third with respect to clause (iii) above.

         "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of: (i) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

         "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of: (a) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal balance of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the Senior Noteholders on such Quarterly Payment
Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on such date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

         "Subsequent Cutoff Date" means for Prefunded Loans, New Loans or Serial Loans, the date as of which any New Loan, Prefunded Loan or Serial Loan is transferred to the Issuer and the date on and after which all distributions on such loan are property of the Issuer or the date of the related Assignment in the case of any Qualified Substitute Student Loan.

         "Subservicer"  means [__________________________].

         "Subservicing Agreement" means the Subservicing Agreement dated as of [ ] between the Servicer and the Subservicer.

         "Substitution Adjustment Amount" has the meaning specified in Section
3.02 of the Loan Sale Agreement.

         "Successor Servicer" has the meaning specified in Section 3.07(e) of the Indenture.

         "Swap Agreement" means any interest rate swap agreement, entered into by the Trust with a Swap Counterparty document according to a [ ] ISDA Master Agreement (or any subsequent version substantially in the same form as the [ ] version) (Multicurrency-Cross Border) and any replacement Swap Agreement in accordance with the Basic Documents.

         "Swap Counterparty" means any swap counterparty appointed in accordance with the terms of a Swap Agreement.

         "Tax Characterization Amendment" has the meaning specified in Section
5.04 of the Trust Agreement.

         "T-Bill Rate" means, with respect to any Quarterly Interest Period, the weighted average of the T-Bill Rates for each day within the Quarterly Interest Period and, with respect to any date within a Quarterly Interest Period, means the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury shall again be so published or reported or such auction is held, as the case may be. The T-Bill Rate with respect to a Swap Agreement, if specified in the related Swap Agreement, shall be subject to a Lock-In Period (as defined in each Swap Agreement, if any) of six Business Days.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on any service for the purpose of displaying comparable rates or prices).

         "Termination Event" has the meaning specified in each Swap Agreement, if any.

         "Termination Payment" has the meaning specified in each Swap Agreement, if any.

         "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m., New York time, on such LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be the Three-Month LIBOR in effect for the previous LIBOR Reset Period.

         "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any ownership interest in a Note or, with respect Section 3.01 of the Trust Agreement, in the Trust.

         "Transfer Agreement" has the meaning provided in Section 2.03 of the Loan Sale Agreement.

         "Transfer Date" means the day fixed for the transfer of any New Loans, Serial Loans or Prefunded Loans by the Seller to the Issuer pursuant to
Section 2.02(a) of the Loan Sale Agreement.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" means the Issuer, established pursuant to the Trust
Agreement.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Prefunding Account Closing Date Deposit and the Collection Account Closing Date Deposit and all proceeds of the foregoing.

         "Trust Accounts" has the meaning specified in Section 2(c) of the Administration Agreement.

         "Trust Agreement" means the Trust Agreement dated as of [ ], among the Depositor, the Company and the Eligible Lender Trustee.

         "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Loan Sale Agreement all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Loan Sale Agreement, the Servicing Agreement and the Administration Agreement.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date and any Swap Agreement, the sum of: (i) if the related Swap Agreement is still in effect, the related Net Trust Swap Payment for such Quarterly Payment Date and (ii) the related Net Trust Swap Payment Carryover Shortfall for such Quarterly Payment Date; provided, however, that Termination Payments (other than in respect of clauses (i) and (ii) above) shall not be deemed to be part of the Trust Swap Payment Amount.

         "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date and any Swap Agreement, the sum of: (i) if the related Swap Agreement is still in effect, the related Net Trust Swap Receipt for such Quarterly Payment Date and (ii) the related Net Trust Swap Receipt Carryover Shortfall for such Quarterly Payment Date.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.